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                                                                    EXHIBIT 3.5


                        ZENITH NATIONAL INSURANCE CORP.


                          Certificate of Designations
                Series A Cumulative Convertible Preferred Stock
                        Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

          ZENITH NATIONAL INSURANCE CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY that, at a meeting duly held on September 6, 1985, the following attached resolution was duly adopted by the Board of Directors of this corporation pursuant to Section 151 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Zenith National Insurance Corp. has caused this Certificate to be executed by its duly authorized officers this 10th day of September, 1985.




                                        /s/ STANLEY R. ZAX
[SEAL]                                  -------------------------------------
                                        Stanley R. Zax, President



ATTEST:



/s/ DONALD LIEB
-----------------------------------
Donald Lieb, Secretary


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                                Resolution of
                           the Board of Directors
                      of Zenith National Insurance Corp.
                            Establishing a Series
                              of Preferred Stock

          RESOLVED that, pursuant to the authority conferred upon the Board of Directors by Article FOURTH of the Certificate of Incorporation of this corporation, there is hereby established a series of the authorized preferred stock of this corporation having a par value of $1.00 per share, which series shall be designated as "Series A Cumulative Convertible Preferred Stock" (the "Series A Preferred Stock"), shall consist of 270,000 shares and shall have the following voting powers, designations, preferences and rights.

          1. CERTAIN DEFINITIONS. Unless the context otherwise requires, the terms defined in this paragraph shall have, for all purposes of this resolution, the meanings herein specified.

          BOARD OF DIRECTORS. The term "Board of Directors" shall mean the Board of Directors of this corporation and, to the extent permitted by law, any committee of such Board of Directors authorized to exercise the powers of such Board of Directors.


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          CLOSING PRICE. The term "Closing Price" for any day shall mean the last reported sale price, regular way, of the Common Stock, or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock, in either case, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or any comparable system or, if the Common Stock is not quoted on NASDAQ or a comparable system, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices, in either case, as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by this Corporation for that purpose.

          COMMON STOCK. The term "Common Stock" shall mean the common stock, par value $1.00 per share, of this


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corporation and all shares hereafter authorized of any class of common stock of this corporation and any other shares of capital stock of this corporation, howsoever designated, which have the right (subject always to prior rights of any class or series of preferred shares) to participate in the distribution of the assets and earnings of this corporation without limit as to per share amount.

          CONVERSION PRICE. The term "Conversion Price" shall mean the price per share of Common Stock used to determine the number of shares of Common Stock deliverable upon conversion of a share of the Series A Preferred Stock, which price shall initially be $22.50 per share, but which shall be subject to adjustment in accordance with the provisions of paragraph 8 below. On the date on which a registration statement relating to the shares of the Series A Preferred Stock is declared effective under the Securities Act of 1933, as amended, the "Conversion Price" shall be adjusted to an amount equal to 115% of the average Closing Price of the Common Stock during the 15 trading days ending on the fifth trading day preceeding the date of such effectiveness; provided, however, that such Conversion Price shall not be greater than $22.50 per share or less than $20 per share and shall


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thereafter be subject to adjustment in accordance with the provisions of paragraph 8 below.

          DIVIDEND RATE. The term "Dividend Rate" shall mean the annual rate used to determine the amount of dividends payable in cash each quarter on each outstanding share of Series A Preferred Stock. The Dividend Rate shall be $45 until August 31, 1995 at which time the Dividend Rate per share of Series A Preferred Stock shall increase $2.50 and shall thereafter continue to increase by $2.50 quarterly on each Dividend Payment Date.
Notwithstanding the foregoing, if this corporation has not caused a registration statement (the "Registration Statement") relating to the Series A Preferred Stock to become effective under the Securities Act of 1933, as amended (the "Act"), by September 30, 1986, the Dividend Rate shall increase immediately thereafter by $2.50 until such time as the Registration Statement shall become effective under the Act, whereupon the Dividend Rate shall immediately revert to the Dividend Rate in effect immediately prior (but taking into account any adjustments in the Dividend Rate described in the preceding sentence) to such $2.50 increase. If the Registration Statement has not become effective by December 31, 1986, the Dividend Rate shall increase immediately thereafter, in addition


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to the increase described in the preceding sentence, by $2.50 until such time as the Registration Statement shall become effective under the Act, whereupon the Dividend Rate shall immediately revert to the Dividend Rate in effect immediately prior (but taking into account any adjustments in the Dividend Rate described in the second sentence of this paragraph) to the increase described in the preceding sentence.
          The two immediately preceding sentences shall not prevent any holder of Series A Preferred Stock from pursuing, and shall be in addition to, and not in lieu of, any remedy at law or equity or otherwise which such holder may have against this corporation for breach or violation of any provisions of that certain Registration and Transfer Agreement dated as of September 12, 1985 by and among this corporation and the persons listed as "Purchasers" on the signature page thereto.
          FINAL REDEMPTION DATE. The term "Final Redemption Date" shall mean the date, if any, after a failure, if any, by this corporation to make a payment for shares of Series A Preferred Stock on any date fixed for redemption, when this corporation makes funds for payment of the appropriate Redemption Price (as hereinafter defined) for all shares of Series A
Preferred Stock being re-

                                       5

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deemed, together with accrued dividends to and including such date, whether or not declared, available to the holders thereof.
          ISSUE DATE. The term "Issue Date" shall mean the date that shares of the Series A Preferred Stock are first issued by this corporation.
          JUNIOR STOCK. The term "Junior Stock" shall mean, for the purposes of paragraph 2 below, Common Stock and any other class or series of stock of this corporation authorized or issued after the Issue Date not entitled to receive any dividends in any dividend period unless all dividends required to have been paid or declared and set apart for payment on the Series A Preferred Stock shall have been so paid or declared and set apart for payment and, for purposes of paragraph 7 below, shall mean any class or series of stock of this corporation authorized or issued after the Issue Date not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of this corporation until the Series A Preferred Stock shall have received the entire amount to which such Series A Preferred Stock is entitled upon such liquidation, dissolution or winding up.

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          LIQUIDATION PRICE.  The term "Liquidation Price", with respect to shares of Series A Preferred Stock, shall mean $500 per share of Series A Preferred Stock, plus accrued and unpaid dividends, whether or not declared.
          PARITY STOCK. The term "Parity Stock" shall mean, for purposes of paragraph 2 below, the Exchange Preferred Stock (as defined in subparagraph 5(b) below) and any other class or series of stock of this corporation authorized or issued after the Issue Date entitled to receive payment of dividends on a parity with the Series A Preferred Stock and, for purposes of paragraph 7 below, shall mean the Exchange Preferred Stock and any other class or series of stock of this corporation authorized or issued after the Issue Date entitled to receive assets upon liquidation, dissolution or winding up of the affairs of this corporation on a parity with the Series A Preferred Stock.
          REDEMPTION AGENT. The term "Redemption Agent" shall have the meaning set forth in subparagraph 4(c) below.
          SENIOR STOCK. The term "Senior Stock" shall mean, for purposes of paragraph 2 below, any class or series of stock of this corporation authorized or issued

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after the Issue Date ranking senior to the Series A Preferred Stock in respect of the right to receive dividends, and, for purposes of paragraph 7 below, shall mean any class or series of stock of this corporation authorized or issued after the Issue Date ranking senior to the Series A Preferred Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of this corporation.

          2.  DIVIDENDS.
               (a) Subject to the prior preferences and other rights of any Senior Stock, each issued and outstanding share of Series A Preferred Stock shall entitle the holder of record thereof as of the "record date" (as hereinafter defined) to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, cumulative cash dividends (which may be payable by check in immediately available funds) in equal quarterly installments of the Dividend Rate, which shall accrue from the Issue Date and shall be payable quarterly on the first day of March, June, September and December of each year commencing December 1, 1985 (each such date shall hereinafter be referred to as a "Dividend Payment Date" and the quarterly period between consecutive Divi-

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dend Payment Dates shall hereinafter be referred to as a "Dividend Period").
The cash dividend payable at the first Dividend Payment Date with respect to any share of Series A Preferred Stock shall be the pro rata amount of the Dividend Rate based upon the number of days from and including the Issue Date up to and including such first Dividend Payment Date and a 360-day year of twelve 30-day months. As used above, the term "record date" means, with respect to the dividend payable on the first day of March, June, September and December, respectively, of each year, February 15, May 15, August 15 and November 15 of such year, or such other record date designated by the Board of Directors of this corporation with respect to the dividend payable on such respective dividend payment date.
               (b) If for any Dividend Period holders of the Series A Preferred Stock shall not receive the full dividends provided for in this paragraph 2, such unpaid dividends for such Dividend Period shall be cumulative and shall accrue without interest on a day-to-day basis, whether or not declared and whether or not there shall be (at the time such dividend shall become payable or at any other time) surplus, net profits or other assets of this corporation legally available for the payment of divi-

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dends, from and after the date when payment thereof would have been due.
Dividends on the Series A Preferred Stock shall continue to accrue until the date such shares are redeemed or converted, as the case may be.

               (c) So long as any shares of Series A Preferred Stock shall be outstanding, this corporation shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise, nor shall this corporation or any of its subsidiaries make any distribution whatsoever, whether in cash, property or otherwise on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by this corporation or any of its subsidiaries nor shall any monies be paid, set aside for payment or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series A Preferred Stock shall have been entitled for all current and all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof set apart.

               (d) If full dividends are not paid or made available to the holders of all outstanding shares of Series A Preferred Stock and of any Parity Stock, and funds available shall be insufficient to permit payment

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in full to all such holders of the preferential amounts to which they are then entitled, the entire amount available for payment of dividends shall be distributed among the holders of the Series A Preferred Stock and of any Parity Stock, ratably in proportion to the full amount to which they would otherwise be respectively entitled.

     3.   OPTIONAL REDEMPTION.
          (a) Subject to the provisions of subparagraph (c) of this paragraph 3, the shares of Series A Preferred Stock may be redeemed, at the option of this corporation, by action of its Board of Directors, in whole or from time to time in part, at any time after the Issue Date, at $545 per share if redeemed on or before the expiration of 60 days after the end of the Rights Period, and at $500 per share if redeemed at any time thereafter, plus, in each case, any accrued and unpaid dividends thereon, whether or not declared, to and including the date fixed for such redemption (the "Redemption Price").

          (b) If this corporation shall fail to make a payment for shares of Series A Preferred Stock on a date fixed for any redemption, the "Redemption Price" (as used herein) shall also include any accrued but unpaid dividends on such shares, whether or not declared,

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from and after the date fixed for redemption to and including the Final
Redemption Date.

          (c) Notwithstanding the provisions of subparagraph (a) of this paragraph 3, the shares of Series A Preferred Stock may not be redeemed prior to September 1, 1987 unless the Closing Price of the Common Stock on any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date the notice of redemption is given has been greater than or equal to 140% of the then effective Conversion Price (as determined in accordance with paragraph 8).

     4.   METHOD OF REDEMPTION.
          (a) Notice of every optional redemption under paragraph 3 hereof shall be published at least once not less than 15 days nor more than 60 days prior to the date fixed for redemption in a daily newspaper printed in the English language and published and of general circulation in the City of Los Angeles, California, and in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, City and State of New York. Notice of every such redemption shall also be mailed, first class, postage

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prepaid, not less than 15 days nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of Series A Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of this corporation or supplied by them to this corporation for the purpose of such notice; but no failure to mail such notice to particular shareholders or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock. Such notice shall (i) inform each holder of the election of this corporation to redeem such shares and of the date of redemption (ii) state the date on which the shares to be redeemed cease to be convertible, the Conversion Price and a current Closing Price, (iii) state the Redemption Price, (iv) the place at which the shares called for redemption will, upon presentation and surrender of the certificates evidencing such shares, be converted or redeemed, and (v) state the name and address of any Redemption Agent selected by this corporation in accordance with subparagraph 4(c), and the name and address of this corporation's transfer agent for the Series A Preferred Stock.


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          (b) In case of redemption of less than all of the Series A
Preferred Stock at the time outstanding, this corporation shall select shares so to be redeemed as follows:

     (1) each redemption shall be pro rata as between shares of Series A Preferred Stock which have not been publicly resold pursuant to a registration statement under the Act or Rule 144 (or any successor rule) thereunder ("Restricted Shares") and the remaining shares of Series A Preferred Stock,
     (2) the Company shall select the Restricted Shares to be redeemed on a substantially pro rata basis among the holders of Restricted Shares, and
     (3) the Company shall select the remaining shares of Series A Preferred Stock to be redeemed by lot among the holders of the remaining shares of the Series A Preferred Stock in accordance with a method the Company considers fair and appropriate (in such manner as complies with applicable legal and stock exchange requirements, if any).

In the event of partial redemption by lot, the particular shares of Series A Preferred Stock to be redeemed shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the date fixed for redemption by the Company from the outstanding shares of Series A Preferred Stock not previously called for redemption, by such method as the Company shall deem fair and appropriate; PROVIDED, HOWEVER, that between Restricted Shares and the remaining shares of Series A


                                    14

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Preferred Stock, such redemption shall be in accordance with clauses (1) through
(3) above.
          (c) If notice of any redemption by this corporation pursuant to paragraph 3 hereof shall have been mailed as provided in subparagraph (a) of this paragraph 4, and if before the redemption date specified in such notice all funds necessary for such redemption shall have been set apart so as to be available therefor and only therefor, then on and after the close of business on the date fixed for redemption, the shares of Series A Preferred Stock called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the Redemption Price of such shares and the right of holders thereof to convert shares of Series A Preferred Stock into shares of Common Stock pursuant to paragraph 8; provided, however, that, if on or prior to the date fixed for such redemption (but no earlier than 60 days prior to the date fixed for such redemption) this corporation shall deposit, in a trust fund, with any bank or trust company organized under the laws of the United


                                       15
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States of America or any state thereof having capital, undivided profits and surplus aggregating at least $50,000,000 (the "Redemption Agent"), a sum sufficient to redeem on such redemption date the shares of Series A Preferred Stock to be redeemed, with irrevocable instructions and authority to the Redemption Agent, on behalf and at the expense of this corporation, to mail the notice of redemption as soon as practicable after receipt of such irrevocable instructions (or to complete such mailing previously commenced, if it has not already been completed) and to pay, on and after the date fixed for such redemption or prior thereto, the Redemption Price of the shares of Series A Preferred Stock to be redeemed to their respective holders upon the surrender of their share certificates, then, from and after the date of such deposit (although prior to the date fixed for redemption) the shares of Series A Preferred Stock to be redeemed shall be deemed to be redeemed (except that the right of holders to convert such shares into shares of Common Stock in accordance with paragraph 8 shall continue and be unaffected by such deposit) and dividends on those shares shall cease to accrue after the date fixed for such redemption. The deposit made in accordance with this subparagraph (c) of this paragraph 3 shall be deemed


                                       16
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to constitute full payment to their holders for shares of Series A Preferred
Stock to be redeemed and from and after the date of such deposit such shares shall be deemed to be no longer outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except the right to receive payment of a sum sufficient to pay the Redemption Price of the shares upon surrender of their certificates therefor and the right of holders thereof to convert such of Series A Preferred Stock into Common Stock pursuant to paragraph 8.

          5.   REDEMPTION AT HOLDER'S OPTION
               (a) Each holder of Series A Preferred Stock shall have the right for a period of fifteen consecutive business days commencing September 1, 1990 (the "Rights Period") to require this corporation to redeem all or any portion of such holder's shares of Series A Preferred Stock in the manner set forth in subparagraph (c) of this paragraph 5 and subject to the conditions described below in this paragraph 5.
               (b) A Preliminary Notice, setting forth the information described below in this subparagraph 5(b), of the holders right to require redemption under


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this paragraph 5 shall be published at least once not less than 30 days nor more than 45 days prior to the commencement of the Rights Period, in a daily newspaper printed in the English language and published and of general circulation in the City of Los Angeles, California, and in a daily newspaper printed in the English language and published and of general circulation in The Borough of Manhattan, City and State of New York. A Preliminary Notice and a Final Notice setting forth the information described below in this subparagraph 5(b), of such right to require redemption shall also be mailed, first class, postage prepaid, at least once not less than 30 days nor more than 45 days prior to the commencement of the Rights Period in the case of the Preliminary Notice and not less than 5 business days prior to the commencement of the Rights Period in the case of the Final Notice, to the holders of record of the shares of Series A Preferred Stock at their respective addresses as the same appear upon the books of this corporation or supplied by them to this corporation for the purpose of such notice, but no failure to mail such notice to particular shareholders or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock.


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          Each Final Notice published or delivered under this subparagraph
5(b) shall describe the Put Price (as defined below) to be delivered by this corporation, and each Preliminary Notice shall (i) specify whether this corporation will pay the Put Price in cash, Exchange Preferred Stock, Exchange Debentures, or a combination thereof, and in the case of a combination, specify the portion of the Put Price to be paid in cash, Exchange Preferred Stock or Exchange Debentures, as the case may be, (ii) instruct each holder of Series A Preferred Stock to notify this corporation in a writing satisfying subparagraph (c) of this paragraph 5 of the number of such holder's shares of Series A Preferred Stock it desires to have this corporation redeem, (iii) instruct each holder of Series A Preferred Stock to surrender the certificate or certificates evidencing the shares to be redeemed to the office of the transfer agent for the Series A Preferred Stock and (iv) provide the name and address of the transfer agent for the Series A Preferred Stock.
          The notice mailed to holders shall be accompanied by a form and a return envelope addressed to the transfer agent for the Series A Preferred Stock which a holder may use to notify this corporation to redeem all or a portion of such holder's shares of Series A Pre-


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ferred Stock. Such form shall provide space for the holder to specify the number of shares such holder wishes redeemed and the name or names and address or addresses of the person or persons to whom the Put Price shall be paid.

          The term "Put Price" per share of Series A Preferred Stock shall mean an amount equal to $532.50, plus all accrued and unpaid dividends, which shall accrue until September 1, 1990, whether or not declared, on such share of Series A Preferred Stock. At its option, subject to certain conditions described below, this corporation may pay the Put Price in respect of each share of Series A Preferred Stock which a holder is requiring this corporation to redeem under this paragraph 5, (i) in an amount of cash equal to the Put Price, (ii) by delivery of such number of full shares of a new series of preferred stock of this corporation ("Exchange Preferred Stock"), which shall have voting powers, designations, rights and preferences substantially as set forth in the form of resolution of the Board of Directors annexed hereto as Exhibit A, that has, in the aggregate, a "Liquidation Price" (as defined in Exhibit A) equal to the dollar value of the Put Price being satisfied by the delivery of Exchange Preferred Stock,
(iii) by delivery

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of a principal amount of Subordinated Debentures due 2000 of this corporation
(the "Exchange Debentures"), to be issued under an indenture (the "Exchange Debenture Indenture") substantially in the form annexed hereto as Exhibit B, in denominations of 1,000 or integral multiples of 1,000 equal to the dollar value of the Put Price being satisfied by the delivery of Exchange Debentures or (iv) by any combination thereof so long as the amount of cash, the aggregate Liquidation Price of Exchange Preferred Stock and the principal amount of Exchange Debentures paid per share of Series A Preferred Stock equals the per share Put Price of Series A Preferred Stock being redeemed; provided, however, that all accrued but unpaid dividends shall be paid only in cash; and each holder shall receive the same form of consideration, including if paid with a combination the same proportionate combination of cash, Exchange Preferred Stock and Exchange Debentures; and further provided, that this corporation may not pay any part of the Put Price in shares of Exchange Preferred Stock or Exchange Debentures unless such Exchange
Preferred Stock or Debentures are issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act")

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or are otherwise transferable without restriction without registration under the Securities Act.

               (c) At any time during the Rights Period, a holder of Series A Preferred Stock may give notice to this corporation as described in this subparagraph 5(c) to redeem all or a portion of such holder's shares of Series A Preferred Stock pursuant to this paragraph 5. The notice required by a holder under this subparagraph (c) (the "Stockholder Notice") shall state in writing the number of shares which such holder wishes this corporation to redeem and the name or names and address or addresses of the person or persons to whom the Put Price for such shares shall be paid; such Stockholder Notice may be in the form delivered by this corporation to such holder under subparagraph (b) hereof, but a written notice in any other form providing the information described in this sentence shall also constitute a valid Stockholder Notice to this corporation. This corporation shall pay all transfer or similar taxes, if any. If a holder notifies this corporation that such holder is electing to cause this corporation to redeem shares of Series A Preferred Stock but fails to notify this corporation of the number of shares of Series A Preferred Stock which such holder wishes this corporation to re-

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deem, such holder shall be deemed to have elected to have the corporation redeem all shares represented by the certificate or certificates subsequently surrendered for redemption. A holder giving notice under this paragraph 5 shall surrender the certificate or certificates evidencing the shares of Series A Preferred Stock to be redeemed, duly endorsed, at the office of the transfer agent for the Series A Preferred Stock.

               (d) Neither fractional shares of Exchange Preferred Stock nor Exchange Debentures in principal amounts not equaling $1,000 or integral multiples of $1,000 shall be issued upon any redemption pursuant to this paragraph 5, but in lieu thereof, this corporation shall pay therefor in cash an amount equal to the applicable fraction of the Put Price, including accrued but unpaid dividends. If any portion of the Put Price to be delivered to a holder of Series A Preferred Stock shall be paid in a form other than cash in accordance with subparagraph (b) of this paragraph 5, as soon as practicable (but no later than 30 days) after delivery of such holder's Stockholder Notice, this corporation shall deliver (i) in the case of Exchange Preferred Stock, through the transfer agent, a certificate for the number of full shares of the Exchange Preferred Stock, if any,

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issuable, upon redemption of such holder's shares of Series A Preferred Stock and cash for any remaining fractional share of Exchange Preferred Stock plus an amount of cash equal to the sum of all accrued and unpaid dividends, whether or not declared and a new certificate or certificates, as requested by the holder, representing the unredeemed portion, if any, of the shares of Series A Preferred Stock represented by the certificate or certificates surrendered for redemption and (ii) in the case of Exchange Debentures, through the trustee under the Exchange Debenture Indenture, Exchange Debentures, if any, in the aggregate principal amount of $1,000 or integral multiple of $1,000, as appropriate, issuable upon redemption of such holder's shares of Series A Preferred Stock and cash for any remaining principal amount not equaling $1,000 or integral multiple of $1,000 plus cash in an amount equal to the sum of all accrued and unpaid dividends, whether or not declared and a new certificate representing the unredeemed portion, if any, of the shares of Series A Preferred Stock represented by the certificate or certificates surrendered for redemption. If any portion of the Put Price is to be delivered to a holder of Series A Preferred Stock shall be paid in the form of cash in accordance with subparagraph (b) of this paragraph 5, this corporation shall deliver such cash to such holder in the form of a Certified or official bank check payable to the order of such holder in clearing house (next day) funds on the date of receipt of such holder's certificate or certificates representing such holder's Preferred Stock. The person in whose name any certificate representing any shares of Exchange Preferred Stock or any Exchange Debenture is registered shall be treated as a securityholder of record as of the day immediately succeeding the date of surrender, pursuant to this paragraph 5, of the Series A Preferred Stock for which such shares of Exchange Preferred Stock or Exchange Debenture are issued.

     6. RESTRICTIONS ON REDEMPTION. If at any time this corporation shall have failed to pay all dividends accrued to date and until all dividends accrued to date shall have been paid or declared and set apart for payment in full, this corporation shall not redeem or acquire for value any shares of any series of preferred stock of this corporation or any Common Stock, except for shares of Series A Preferred Stock redeemed under paragraph 5 hereof, unless all then outstanding shares of Series A Preferred Stock are redeemed.

     7. DISTRIBUTIONS UPON LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution, winding up of the affairs of this corporation or other similar event, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series A Preferred Stock shall be entitled to be paid an amount per share equal to the Liquidation Price per share of Series A Preferred Stock in cash, property at its fair market value (as determined by the Board of Directors in good faith), or both. The holders of Series A Preferred Stock shall be entitled to no further participation in any remaining assets of this corporation after receiving such Liquidation Price per share. If such payment shall have been made in full to the holders of Series A Preferred Stock, and if payment shall have been made in full to the holders of all Senior Stock and Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of this corporation shall be distributed among the holders of Junior Stock, according to their respective shares. If, upon distribution of this corporation's assets in liquidation, dissolution, winding up or other similar event, the assets of this corporation to be distributed among the holders of Series A Preferred Stock and to all holders of all other Parity Stock shall be insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of this corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of Series A Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of this corporation with or into any other corporation or corporations nor the sale or lease of all or substantially all the assets of this corporation shall itself be deemed to be a liquidation, dissolution or winding up of this corporation within the meaning of any of the provisions of this paragraph 7.

     8.   CONVERSION RIGHTS.
          (a) A holder of shares of Series A Preferred Stock may convert at such holder's option all or any portion of such shares into shares of Common Stock at any time prior to the close of business on the last business day prior to the date fixed for redemption of such shares or, if the Company shall fail to make the payment of the appropriate Redemption Price, at any time prior to the close of business on the last business day prior to the Final Redemption Date. For purposes of conversion, each share of Series A Preferred Stock shall be valued at $500, which shall be divided by the Conversion Price in effect on the Conversion Date (as defined in subparagraph 8(b) below) to determine the number of shares of Common Stock issuable upon conversion. No adjustment shall be made in respect of accrued and unpaid dividends on shares of Series A Preferred Stock surrendered for conversion or on Common Stock issued upon conversion. No fractional share of Common Stock shall be issued upon any conversion, but in lieu thereof, this corporation shall pay therefor in cash an amount equal to the applicable fraction of the Closing Price on the last trading date prior to the Conversion Date (as defined in subparagraph 8(b) below).
          (b) To convert shares of Series A Preferred Stock into shares of Common Stock, a holder shall surrender the certificate or certificates evidencing the shares of Series A Preferred Stock to be converted, duly endorsed, at the office of the transfer agent for the Series A Preferred Stock, shall notify this corporation at such office of such holder's election to convert shares of Series A Preferred Stock and of the number of such shares which such holder wishes to convert and shall state in writing the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. This corporation shall pay all transfer or similar taxes, if required. If a holder fails to notify this corporation of the number of shares of Series A Preferred Stock which such holder wishes to convert, such holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies the last of such requirements is herein referred to as the "Conversion Date" (or, in the event of a proposed redemption by this corporation, on the date of receipt of satisfactory notice of conversion if certificates evidencing the shares of Series A Preferred Stock to be converted are thereafter delivered to this corporation within thirty (30)
days). As soon as practicable after the Conversion Date (but no later than 30 days after the Conversion Date) this corporation shall deliver through the transfer agent a certificate for the number of full shares of Common Stock issuable upon the conversion, cash for any remaining fractional share of

Common Stock and a new certificate representing the unconverted portion, if any, of the shares of Series A Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the certificate is registered shall be treated as a shareholder of record of shares of Common Stock on the Conversion Date.
               (c) At any time a holder of Series A Preferred Stock surrenders a certificate or certificates representing shares of Series A Preferred Stock for conversion of such shares into Common Stock, if, on the Conversion Date, this corporation does not have a sufficient number of authorized but unissued shares of Common Stock to issue upon conversion of all such shares of Series A Preferred Stock, this corporation will either (i) purchase from such holder all such shares of Series A Preferred Stock at a price per share equal to the number of shares of Common Stock into which a share of Series A Preferred Stock is convertible (including fractional shares), multiplied by the Closing Price of the Common Stock on the date on which such Series A Preferred Stock is surrendered for conversion and a new certificate representing the unconverted portion, if any, of the shares of Series A Preferred Stock represented by the certifi-cate or certificates surrendered for conversion, or (ii) deliver or cause to be delivered on the Conversion Date to such holder the number of full shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock, cash for any remaining fractional share of Common Stock and a new certificate representing the unconverted portion, if any, of the shares of Series A Preferred Stock represented by the certificate or certificates surrendered for conversion.
               (d)  If this corporation shall at any time after the Issue Date
(i) pay a dividend in shares of Common Stock or make any other distribution in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock,
(iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock or other securities by reclassification of the shares of Common Stock, the conversion privilege and the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that each holder of shares of Series A Preferred Stock converted after such time shall be entitled to receive the aggregate number and kind of shares of Common Stock or other securities of this corporation which, if such shares of Series A Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.
               (e) If this corporation shall fix a record date for the issuance of rights, options or warrants ("Options") to all holders of shares of Common Stock entitling such holders (for a period expiring within 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into shares of Common Stock) at a price per share (or having a conversion or exchange price per share, in the case of a security convertible or exchangeable into shares of Common Stock) less than the current market price per share of Common Stock (as defined in subparagraph (g) of this paragraph 8 below) on such record date, the current Conversion Price to be in effect after such record date shall be determined by multiplying the current Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at the current market price per Common Stock (as defined in subparagraph (g) below) and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Shares of Common Stock owned by or held for the account of this corporation or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. If all of the shares of Common Stock or securities convertible into or exchangeable for Common Stock subject to such Options shall not have been issued when such Options expire, then the Conversion Price shall promptly (but in no event later than 10 days after such expiration) be readjusted to what it would have been if the number of additional shares of Common Stock offered or initially issuable upon conversion or exchange of convertible or exchangeable securities in the above computation had been the number of shares of Common Stock actually issued upon the exercise of such Options or initially issuable based upon the number of convertible securities or exchangeable securities actually issued upon the exercise of such Options.
               (f) In case this corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock or makes a distribution to any holders of shares of its Common Stock of any of its assets or evidences of its indebtedness or securities (other than cash dividends or cash distributions payable out of funds legally available therefor or dividends payable in shares of Common Stock or distributions referred to in subparagraph
(d) of this paragraph 8) or subscription rights, options or warrants (excluding those referred to in subparagraph (e) of this paragraph 8), the current Conversion Price to be in effect after such record date (or, as to distributions not involving record dates, after the date of distribution) shall be determined by multiplying the current Conversion Price in effect immediately prior to such record date (or, as to distributions not involving record dates, after the date of distribution) by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in subparagraph (g) of this paragraph 8 below) on such record date (or, as to distributions not involving record dates, on the date of distribution) less the fair market value (as determined in good faith by the Board of Directors) of the portion of the assets or evidences of indebtedness or securities or of such subscription rights, options or warrants so to be distributed applicable to one share of Common Stock and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed (or, as to distributions not involving record dates, a distribution date is established). If such distribution is not so made, the Conversion Price shall again be readjusted to be the Conversion
Price which would then be in effect if such record date had not been fixed
(or, as to distributions not involving record dates, such distribution date had not been established.)
          (g) For the purpose of any computation pursuant to subparagraphs
(e), (f) and (h) of this paragraph 8, the current market price per share of Common

Stock on any date shall be deemed to be the average of the Closing Prices for thirty (30) consecutive trading days commencing forty-five (45) trading days before the date in question.
          (h) In case this corporation shall issue shares of its Common Stock (excluding shares issued (i) in any of the transactions described in subparagraphs (d), (e) and (m) of this paragraph 8; (ii) pursuant to this corporation's currently effective Non-Qualified Stock Option Plan and its Employee Stock Purchase Plan effective April 1, 1979 (but only to the extent that the aggregate number of shares excluded hereby and issued after the Issue Date shall not exceed 10% of the Common Stock outstanding at the time of any such issuance), (iii) upon exercise of this corporation's currently outstanding warrants to purchase Common Stock, expiring October 15, 1988, or upon conversion or exchange of other securities convertible into or exchangeable for Common Stock or (iv) to acquire, or in the acquisition of, all or any portion of the business as a going concern, in an arm's length transaction between the Company and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise) for a consideration per share less than the current market price per share of Common Stock on the date this corporation issues such additional shares, the current Conversion Price to be in effect after such date shall be determined by multiplying the Conversion Price in effect immediately prior to such date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the fair market value (if other than cash, as determined in good faith by the Board of Directors) of the aggregate consideration received for the issuance of such additional shares would purchase at the current market price per share of Common Stock (as defined in subparagraph (g) above), and of which the denominator shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.
          (i) No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 8 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. The Conversion Price shall not be adjusted upward except in the event of a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock or in the event of a readjustment of the Conversion Price pursuant to the last sentence of subparagraph (e) or (f) of this paragraph 8.
          (j) Except as provided in this paragraph 8, no adjustment in the Conversion Price shall be made because this corporation issues, in exchange for cash, property or services, shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, or securities carrying the right to purchase shares of Common Stock or such convertible or exchangeable securities. Furthermore, no adjustment in the Conversion Price need be made under this paragraph 8 for sales of shares of Common Stock pursuant to a plan providing for reinvestment of dividends or interest or in the event the par value of the Common Stock is changed or in the event the par value of the Common Stock is eliminated or subsequently reinstated.

               (k) Whenever the Conversion Price is adjusted, this corporation shall promptly mail to holders of the Series A Preferred Stock and file with the transfer agent therefor a notice of the adjustment and file with the transfer agent for the Series A Preferred Stock an officer's certificate briefly stating the facts requiring the adjustment and the manner of computing it.
               (l) If this corporation proposes to (i) take any action which would require an adjustment in the Conversion Price pursuant to subparagraph (e) or (f), or clause (iv) of subparagraph (d), of this paragraph 8; (ii) consolidate or merge with or into, or transfer all or substantially all of its assets to, another corporation; or (iii) take any action which would result in the dissolution, liquidation or winding up of this corporation, a holder of shares of Series A Preferred Stock may desire to convert such shares into shares of Common Stock prior to the record date for or the effective date of the transaction so that such holder may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, this corporation shall mail to the holders of Series A Preferred Stock, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be, for any such proposed action.
          This corporation shall mail the notice not later than the time such record date or effective date, as the case may be, is required to be announced pursuant to applicable rules of the principal securities exchange upon which this corporation's securities are listed or, if not listed on any securities exchange, not later than three business days after the date of such record date or effective date, as the case may be, is first established by the Board of Directors. Failure to mail the notice or any defect therein shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this subparagraph 8(l).
               (m) In case of a merger or consolidation which reclassifies or changes the shares of Common Stock of this corporation, or in case of the consolidation or merger of this corporation with or into another corporation or corporations or the transfer of all or substantially all of the assets of this corporation to another corporation or corporations, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such shares of Series A Preferred Stock would have been entitled upon such reclassification, consolidation, merger or transfer; and, in any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of shares of Series A Preferred Stock. In case of any such merger or consolidation, the resulting or surviving corporation (if not this corporation) shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such stock or other securities or property as the holders of the Series A Preferred Stock remaining outstanding, or other convertible preferred stock received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as provided above. If this subparagraph applies, subparagraph (d) of this paragraph 8 shall not apply. If the Series A Preferred Stock becomes convertible solely into cash, no adjustment need be made thereafter, and interest shall not accrue on such cash.
               (n) In any case in which this paragraph 8 shall require that an adjustment as a result of any event become effective from and after a record date, this corporation may elect to defer until the occurrence of such event (i) the issuance to the holder of any shares of Series A Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (ii) the payment, if any, to such holder of an amount of cash in lieu of a fractional share of Common Stock; provided, however, that this corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Common Stock or such payment, if any, in lieu of such fractional share of Common Stock.

               (o) This corporation will at all times after December 31, 1985 reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock as provided in this paragraph 8, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock.
               (p) The Company will not close its books against the transfer of any share of Series A Preferred Stock or of any of the shares of Common Stock issued or issuable upon the conversion of such shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such shares.
               (q) This corporation may, at its option from time to time by delivery of written notice to each holder of Series A Preferred Stock, decrease the Conversion Price then in effect for the period of time specified in such notice; provided such notice specifies that such period of time shall be at least 15 days and such decrease of the Conversion Price shall be irrevocable for the period of time specified in the notice.

9.   VOTING RIGHTS.
          (a) The holders of Series A Preferred Stock shall have no right to vote for any purpose, except as specifically required by the General Corporation Law of the State of Delaware and except as described below; provided, however, that notwithstanding anything to the contrary below, this corporation may, without the vote or consent of any holder of the Series A Preferred Stock, amend this corporation's Certificate of Incorporation to issue a new series of preferred stock which is Senior Stock if all of such series of preferred stock is exchanged for all or part of the corporation's outstanding 12-1/4% Senior Subordinated Notes due October 15, 1988.
          (b) If at any time the amount of any dividends which have accrued (whether or not declared), and which have not been paid or declared and a sum sufficient for the payment thereof set apart, is at least equal to the amount of six quarterly dividends (whether or not consecutive) the holders of Series A Preferred Stock voting separately as a class shall be entitled to and may elect two directors. Upon election, such directors shall become additional directors of this corporation and the authorized number of directors of this corporation shall thereupon be automatically increased by such number of directors. In the event such holders, voting as a class, elect two directors, the remaining directors shall be elected by the holders of the other shares of capital stock of this corporation then entitled to vote for the election of directors without right in the holders of Series A Preferred Stock to participate in the election of such remaining directors. Such special voting rights of the holders of Series A Preferred Stock shall continue only until all quarterly dividends accrued as of the most recent quarterly period, whether or not declared, have been paid or declared and a sum sufficient for the payment thereof set apart, at which time the terms of said directors theretofore elected by the holders of Series A Preferred Stock shall expire and the number of directors constituting the entire Board of Directors shall thereupon return to the number of authorized directors otherwise in effect (subject always to the same provisions for the vesting of such special voting rights in the case of any such future dividend default or defaults). The fact that dividends have been paid and set apart as required by the preceding sentence shall be evidenced by a certificate executed by the President and chief financial officer of this corporation and delivered to the Board of Directors. The directors to be elected (or if such directors have been previously elected and any vacancy shall exist, such vacancy to be filled) by the holders of Series A Preferred Stock (voting as a class) shall be elected (or filled) at (i) annual meetings of the shareholders of this corporation, or (ii) a special meeting of the holders of Series A Preferred Stock for the purpose of electing such directors (or filling any such vacancy), to be called by the Secretary of this corporation upon the written request of the holders of record of 10% or more of the number of shares of Series A Preferred Stock then outstanding; provided, however, that if the Secretary of this corporation shall fail to call any such meeting within 10 days after any such request, such meeting may be called by any holder of Series A Preferred Stock designated for that purpose by the holders of record of 10% or more of the number of shares of Series A Preferred Stock then outstanding. Notwithstanding the foregoing, the Secretary shall not be required, and the holders of Series A Preferred Stock shall not be entitled, to call such meeting in the case of any such request received by this corporation less than 45 days before the date fixed for any annual meeting of shareholders, and if in such case such special meeting is not called, the holders of Series

A Preferred Stock shall be entitled to vote (voting as a class) at such annual meeting to elect such directors (or fill any such vacancy). Except as hereinbefore provided, the directors elected by the holders of Series A Preferred Stock shall serve until the next annual meeting of the shareholders and until their successors shall have been elected and qualified.
          (c) Except as set forth in subparagraph (d) of this paragraph 9, the Certificate of Incorporation of this corporation shall not be changed so as to alter in an adverse manner the powers, preferences or special rights of the Series A Preferred Stock without the consent, either in writing or by vote at a meeting called for that purpose, of the holders of at least a majority of the number of shares at the time outstanding of the Series A Preferred Stock. In giving such consent, the holders of the Series A Preferred Stock shall vote as a single class.
          (d) Without the consent of the holders of at least 66-2/3% of the number of shares of the Series A Preferred Stock at the time outstanding either in writing or by vote at a meeting called for that purpose at which the holders of the Series A Preferred Stock shall vote as a class, neither by modification to the Certificate of

Incorporation of this corporation nor by action of the Board of directors shall:
                    (i) a series of any class of Senior Stock be established or enlarged; or
                    (ii) any additional class of Senior Stock be authorized or the authorized number of shares of any class of Senior Stock be increased.

          10. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation of this corporation, as amended. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

          11. HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          12. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series A Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

          13. STATUS OF REACQUIRED SHARES. Shares of Series A Preferred Stock which have been issued and converted or reacquired in any manner shall (upon compliance with any applicable provisions of the State of Delaware) have the status of authorized and unissued shares of preferred stock issuable in series undesignated as to series and may be redesignated and reissued.

                                                                      EXHIBIT A


                                Resolution of
                            the Board of Directors
                      of Zenith National Insurance Corp.
                             Establishing a Series
                              of Preferred Stock


          RESOLVED that, pursuant to the authority conferred upon the Board of Directors by Article FOURTH of the Certificate of Incorporation of this corporation, there is hereby established a series of the authorized preferred stock of this corporation having a par value of $1.00 per share, which series shall be designated as "Series B Cumulative Preferred Stock" (the "Series B Preferred Stock"), shall consist of 5,751,000 shares and shall have the following voting powers, designations, preferences and rights.

          1. CERTAIN DEFINITIONS. Unless the context otherwise requires, the terms defined in this paragraph shall have, for all purposes of this resolution, the meanings herein specified.
          BOARD OF DIRECTORS. The term "Board of Directors" shall mean the Board of Directors of this corporation and, to the extent permitted by law, any committee of such Board of Directors authorized to exercise the powers of such Board of Directors.

          COMMON STOCK. The term "Common Stock" shall mean the common stock, par value $1.00 per share, of this corporation and all shares hereafter authorized of any class of common stock of this corporation and any other shares of capital stock of this corporation, howsoever designated, which have the right (subject always to prior rights of any class or series of preferred shares) to participate in the distribution of the assets and earnings of this corporation without limit as to per share amount.
          DIVIDEND RATE. The term "Dividend Rate" shall mean the annual rate used to determine the amount of dividends payable in cash each quarter on each outstanding share of Series B Preferred Stock. The Dividend Rate initially shall be the greater of (i) 125% of the Ten Year Treasury Rate as calculated for September 1, 1990 of $25 or (ii) 225 basis points over the Ten Year Treasury Rate as calculated for September 1, 1990 of $25 until August 31, 1995 at which time the Dividend Rate per share of Series B Preferred Stock shall increase $.0625 and shall thereafter continue to increase quarterly by $.0625 on the last day of each subsequent quarterly period.
          FINAL REDEMPTION DATE. The term "Final Redemption Date" shall mean the date, if any, after a default, if any, by this corporation in making payment for shares of Series B
Preferred Stock on any date fixed for redemption, when this corporation makes funds for payment of the appropriate redemption price for all shares of Series B Preferred Stock being redeemed, together with accrued dividends to such date, whether or not declared, available to the holders thereof.
          ISSUE DATE. The term "Issue Date" shall mean September 1, 1990. JUNIOR STOCK. The term "Junior Stock" shall mean, for purposes of paragraph 2 below, Common Stock and any other class or series of stock of this corporation not entitled to receive any dividends in any dividend period unless all dividends required to have been paid or declared and set apart for payment on the Series B Preferred Stock shall have been so paid or declared and set apart for payment and, for purposes of paragraph 6 below, shall mean any class or series of stock of this corporation not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of this corporation until the Series B Preferred Stock shall have received the entire amount to which such Series B Preferred Stock is entitled upon such liquidation, dissolution or winding up.

          LIQUIDATION PRICE. The term "Liquidation Price" shall mean $25 per share of Series B Preferred Stock plus accrued and unpaid dividends, whether or not declared.
          PARITY STOCK. The term "Parity Stock" shall mean, for purposes of paragraph 2 below, this corporation's Series A Cumulative Convertible Preferred Stock and any other class or series of stock of this corporation entitled to receive payment of dividends on a parity with the Series B Preferred Stock and, for purposes of paragraph 6 below, shall mean this corporation's Series A Cumulative Convertible Preferred Stock and any other class or series of stock of this corporation entitled to receive assets upon liquidation, dissolution or winding up of the affairs of this corporation on a parity with the Series B Preferred Stock.
          REDEMPTION AGENT. The term "Redemption Agent" shall have the meaning set forth in subparagraph 4(c) below.
          SENIOR STOCK. The term "Senior Stock" shall mean, for purposes of paragraph 2 below, any class or series of stock of this corporation ranking senior to the Series B Preferred Stock in respect of the right to receive dividends, and, for purposes of paragraph 6 below, shall mean any class or series of stock of this corporation ranking senior to the Series B Preferred Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of this corporation.
          TEN YEAR TREASURY RATE. The term "Ten Year Treasury Rate" shall mean, with respect to any date, the arithmetic average (rounded to the nearest basis point) of the weekly average per annum yield to maturity values, adjusted to constant maturities of ten years, for the three calendar weeks ending on the last Friday that is more than six (6) business days prior to such date (the "Rate Determination Period") as read from the yield curves of the most actively traded marketable United States Treasury fixed interest rate securities (x) constructed daily by the United States Treasury Department (i) as published by the Federal Reserve Board in its Statistical Release H.15 (519), "Selected Interest Rates," which weekly average yield to maturity values presently are set forth in such statistical release under the caption "U.S. Government Securities -- Treasury Constant Maturities -- ten years" or (ii) if said Statistical Release H.15 (519) is not then published by the Federal Reserve Board in any release comparable to its Statisti-cal Release H.15 (519), or (iii) if the Federal Reserve Board shall not be publishing a comparable release, as published in any official publication or release of any other United States Government department or agency, or (y) if the United States Treasury Department shall not then be constructing such yield curves, as constructed by the Federal Reserve Board or any other United States Government department or agency and published as set forth in (x) above. However, if the Ten Year Treasury Rate cannot be determined as provided above, then such Ten Year Treasury Rate shall mean the arithmetic average (rounded to the nearest basis point) of the per annum yields to maturity for each Business Day during the Rate Determination Period of all of the issues of actively traded marketable United States Treasury fixed interest rate securities with a maturity not less than 117 months nor more than 123 months from such Business Day (excluding all such securities which can be surrendered at the option of the holder at face value in payment of any Federal estate tax, which provide tax benefits to the holder or which were issued at substantial discount) (1) as published in THE WALL STREET
JOURNAL or (2) if THE WALL STREET JOURNAL shall cease such publication, based on average asked prices (or yields) as quoted by each of the three United States government securities dealers of recognized national standing selected by the Company.

          2.   DIVIDENDS.
               (a) Subject to the prior preferences and other rights of any Senior Stock, each issued and outstanding share of Series B Preferred Stock shall entitle the holder of record thereof as of the "record date" (as hereinafter defined) to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, cumulative cash dividends in equal quarterly installments of the Dividend Rate, which shall accrue from the Issue Date and shall be payable quarterly on the first day of March, June, September and December of each year commencing December 1, 1990 (each such date shall hereinafter be referred to as a "Dividend Payment Date" and the quarterly period between consecutive Dividend Payment Dates shall hereinafter be referred to as a "Dividend Period"). As used above, the term "record date" means, with respect to the dividend payable March, June, September and December, respectively, of each year, February 15, May 15, August 15 and November 15 of such year, or such other record date designated by the Board of Directors of this corporation with respect to the dividend payable on such respective dividend payment date.

               (b) If for any Dividend Period holders of the Series B Preferred Stock shall not receive the full dividends provided for in this paragraph 2, such unpaid dividends for such Dividend Period shall be cumulative and shall accrue without interest on a day-to-day basis, whether or not declared and whether or not there shall be (at the time such dividend shall become payable or at any other time) surplus, net profits or other assets of this corporation legally available for the payment of dividends, from and after the date when payment thereof would have been due. Dividends on the Series B Preferred Stock shall continue to accrue until the date such shares are redeemed or converted, as the case may be.

               (c) So long as any shares of Series B Preferred Stock shall be outstanding, this corporation shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise, nor shall this corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by this corporation or any of its subsidiaries nor shall any monies be paid, set aside for payment or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series B Preferred Stock shall have been entitled for all current and all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof set apart.

               (d) If full dividends are not paid or made available to the holders of all outstanding shares of Series B Preferred Stock and of any Parity Stock, and funds available shall be insufficient to permit payment in full to all such holders of the preferential amounts to which they are then entitled, the entire amount available for payment of dividends shall be distributed among the holders of the Series B Preferred Stock and of any Parity Stock, ratably in proportion to the full amount to which they would otherwise be respectively entitled.

          3.  OPTIONAL REDEMPTION.

               (a) The shares of Series B Preferred Stock may be redeemed, at the option of this corporation, by action of its Board of Directors, in whole or in part, at any time after September 1, 1993, at the following redemption prices per share if redeemed during the twelve-month period beginning on September 1 in the years specified below:

                                               Redemption
                Year                         Price per share
                ----                         ---------------
                1993.......................        $ *
                1994.......................          **
                1995 and thereafter........        $500

plus, in each case, any accrued and unpaid dividends thereon, whether or not declared, to and including the date fixed for such redemption (the "Redemption Price").

               (b) If this corporation shall default in making payment for shares of Series B Preferred Stock on a date fixed for any redemption, the Redemption Price shall also include any accrued and unpaid dividends on such shares, whether or not declared, from and after the date fixed for redemption to and including the Final Redemption Date.

          4.  METHOD OF REDEMPTION.

               (a) Notice of every optional redemption under paragraph 3 hereof shall be published at least once not less than 15 days nor more than 60 days prior to the

--------------
* The redemption price shall be the sum of (i) $500 plus (ii) 40% of the Dividend Rate.

** The redemption price shall be the sum of (i) $500 plus (ii) 20% of the Dividend Rate.

date fixed for redemption in a daily newspaper printed in the English language and published and of general circulation in the City of Los Angeles, California, and in a daily newspaper printed in the English language and published and of general circulation in The Borough of Manhattan, City and State of New York. Notice of every such redemption shall also be mailed, first class, postage prepaid, not less than 15 days nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of Series B Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of this corporation or supplied by them to this corporation for the purpose of such notice; but no failure to mail such notice to particular shareholders or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock. Such notice shall (i) inform each holder of the election of this corporation to redeem such shares and of the date of redemption (ii) state the Redemption Price and the place at which the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed, and (iii) state the name and address of any Redemption Agent selected by this corporation in accordance with subparagraph 4(c), and the name and address of this corporation's transfer agent for the Series B Preferred Stock.

               (b) In case of redemption of less than all of the Series B Preferred Stock at the time outstanding, this corporation shall select shares so to be redeemed pro rata, by lot or by such other method as may be determined by the Board of Directors to be fair and equitable to the holders of the Series B Preferred Stock.

               (c) If notice of any redemption by this corporation pursuant to paragraph 3 hereof shall have been mailed as provided in subparagraph (a) of this paragraph 4, and if before the redemption date specified in such notice all funds necessary for such redemption shall have been set apart so as to be available therefor and only therefor, then on and after the close of business on the date fixed for redemption, the shares of Series B Preferred Stock called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the amounts payable upon redemption thereof;

provided, however, that, if on or prior to the date fixed for such redemption (but no earlier than 60 days prior to the date fixed for such redemption) this corporation shall deposit, in a trust fund, with any bank or trust company organized under the laws of the United States of America or any state thereof having capital, undivided profits and surplus aggregating at least $50,000,000 (the "Redemption Agent"), a sum sufficient to redeem on such redemption date the shares of Series B Preferred Stock to be redeemed, with irrevocable instructions and authority to the Redemption Agent, on behalf and at the expense of this corporation, to mail the notice of redemption as soon as practicable after receipt of such irrevocable instructions (or to complete such mailing previously commenced, if it has not already been completed) and to pay, on and after the date fixed for such redemption or prior thereto, the Redemption Price of the shares of Series B Preferred Stock to be redeemed to their respective holders upon the surrender of their share certificates, then, from and after the date of such deposit (although prior to the date fixed for redemption) the shares of Series B Preferred Stock to be redeemed shall be deemed to be redeemed and dividends on those shares shall cease to accrue after the date fixed for such redemption. The deposit shall be deemed to constitute full payment to their holders for shares of Series B Preferred Stock to be redeemed and from and after the date of such deposit the shares shall be deemed to be no longer outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except the right to receive payment of a sum sufficient to pay the Redemption Price of the shares, including all accrued but unpaid dividends through the date fixed for redemption, without interest, upon surrender of their certificates therefor.

     5. RESTRICTIONS ON REDEMPTION. If at any time this corporation shall have failed to pay all dividends accrued to date and until all dividends accrued to date shall have been paid or declared and set apart for payment in full, this corporation shall not redeem or purchase any shares of Series B Preferred Stock, unless all then outstanding shares of Series B Preferred Stock are redeemed.

     6. DISTRIBUTION UPON LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution, winding up of the affairs of this corporation or other similar event, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series B Preferred Stock shall be entitled to be paid an amount per share equal to the Liquidation Price in cash or property at its fair market value (as determined by the Board of Directors in good faith), or both. The holders of Series B Preferred Stock shall be entitled to no further participation in any remaining assets of this corporation after receiving the Liquidation Price per share. If such payment shall have been made in full to the holders of Series B Preferred Stock, and if payment shall have been made in full to the holders of any Senior Stock and Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of this corporation shall be distributed among the holders of Junior Stock, according to their respective shares. If, upon distribution of this corporation's assets in liquidation, dissolution, winding up or other similar event, the assets of this corporation to be distributed among the holders of Series B Preferred Stock and to all holders of any other Parity Stock shall be insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of this corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of Series B Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of this corporation with or into any other corporation or corporations nor the sale or lease of all or substantially all the assets of this corporation shall itself be deemed to be a liquidation, dissolution or winding up of this corporation within the meaning of any of the provisions of this paragraph 6.

     7. VOTING RIGHTS. The holders of Series B Preferred Stock shall have no right to vote for any purpose, except as specifically required by the General Corporation Law of the State of Delaware and except as described below:

          (a) If at any time the amount of any dividends which have accrued (whether or not declared), and which have not been paid or declared and a sum sufficient for the payment thereof set apart, is at least equal to the amount of six quarterly dividends (whether or not consecutive) the holders of Series B Preferred Stock voting separately as a class shall be entitled to and may elect two directors. Upon election, such directors shall become additional directors of this corporation and the authorized number of directors of this corporation shall thereupon be automatically increased by such number of directors. In the event such holders, voting as a class, elect two directors, the remaining directors shall be elected by the holders of the other shares of capital stock of this corporation then entitled to vote for the election of directors without right in the holders of Series B Preferred Stock to participate in the election of such remaining directors. Such special voting rights of the holders of Series B Preferred Stock shall continue only until all quarterly dividends accrued as of the most recent quarterly period, whether or not declared, have been paid or declared and a sum sufficient for the payment thereof set apart, at which time the terms of said directors theretofore elected by the holders of Series B Preferred Stock shall expire and the number of directors constituting the entire Board of Directors shall thereupon return to the number of authorized directors otherwise in effect (subject always to the same provisions for the vesting of such special voting rights in the case of any such future dividend default or defaults). The fact that dividends have been paid and set apart as required by the preceding sentence shall be evidenced by a certificate executed by the President and chief financial officer of this corporation and delivered to the Board of Directors. The directors to be elected (or if such directors have been previously elected and any vacancy shall exist, such vacancy to be filled) by the holders of Series
B Preferred Stock (voting as a class) shall be elected (or filled) at (i) annual meetings of the shareholders of this corporation, or (ii) a special meeting of the holders of Series B Preferred Stock for the purpose of electing such directors (or filling any such vacancy), to be called by the Secretary of this corporation upon the written request of the holders of record of 10% or more of the number of shares of Series B Preferred Stock then outstanding; provided, however, that if the Secretary of this corporation shall fail to call any such meeting within 10 days after any such request, such meeting may be called by any holder of Series B Preferred Stock designated for that purpose by the holders of record of 10% or more of the number of shares of Series B Preferred Stock then outstanding. Notwithstanding the foregoing, the Secretary shall not be required, and the holders of Series B Preferred Stock shall not be entitled, to call such meeting in the case of any such request received by this corporation less than 45 days before the date fixed for any annual meeting of shareholders, and if in such case such special meeting is not called, the holders of Series B Preferred Stock shall be entitled to vote (voting as a class) at such annual meeting to elect such directors (or fill any such vacancy). Except as hereinbefore provided, the directors elected by the holders of Series B Preferred Stock shall serve until the next annual meeting of the shareholders and until their successors shall have been elected and qualified.

               (b) Except as set forth in subparagraph (c) of this paragraph 7, the Certificate of Incorporation of this corporation shall not be changed so as to alter in an adverse manner the powers, preferences or special rights of the Series B Preferred Stock without the consent, either in writing or by vote at a meeting called for that purpose, of the holders of at least a majority of the number of shares at the time outstanding of the Series B Preferred Stock. In giving such consent, the holders of the Series B Preferred Stock shall vote as a single class.

               (c) Without the consent of the holders of at least 66-2/3% of the number of shares of the Series B Preferred Stock at the time outstanding either in writing or by vote at a meeting called for that purpose at which the holders of the Series B Preferred Stock shall vote as a class, neither by modification to the Certificate of Incorporation of this corporation nor by action of the Board of Directors shall:

                    (i) a series of any class of Senior Stock be established or enlarged; or

                    (ii) any additional class of Senior Stock be authorized or the authorized number of shares of any class of Senior Stock be increased.

     8. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation of this corporation, as amended. The shares of Series B Preferred Stock shall have no preemptive or subscription rights.

     9. HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     10. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series B Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

     11. STATUS OF REACQUIRED SHARES. Shares of Series B Preferred Stock which have been issued and converted or reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of preferred stock issuable in series undesignated as to series and may be redesignated and reissued.

                                                                      EXHIBIT B


-------------------------------------------------------------------------------




                        ZENITH NATIONAL INSURANCE CORP.


                                     and


                     [Trustee to be Selected], as Trustee



                           -------------------------

                                  INDENTURE

                         Dated as of             , 1990


                           -------------------------



                                 $143,775,000

                            Subordinated Debentures
                             due            , 2000




-------------------------------------------------------------------------------

                        CROSS-REFERENCE TABLE


  TIA                                                     Indenture
Section                                                    Section
-------                                                   ---------
Section 310(a)(1).......................................     8.10
           (a)(2).......................................     8.10
           (a)(3).......................................     N.A.
           (a)(4).......................................     N.A.
           (b)..........................................     8.08;
                                                             8.10;
                                                             12.02
           (c)..........................................     N.A.
Section 311(a)..........................................     8.11
           (b)..........................................     8.11
           (c)..........................................     N.A.
Section 312(a)..........................................     2.05
           (b)..........................................     12.03
           (c)..........................................     12.03
Section 313(a)..........................................     8.06
           (b)(1).......................................     N.A.
           (b)(2).......................................     8.06
           (c)..........................................     8.06;
                                                             12.02
           (d)..........................................     8.06
Section 314(a)..........................................     5.09;
                                                             12.02
           (b)..........................................     N.A.
           (c)(1).......................................     12.04
           (c)(2).......................................     12.04
           (c)(3).......................................     N.A.
           (d)..........................................     N.A.
           (e)..........................................     12.05
           (f)..........................................     N.A.
Section 315(a)..........................................     8.01(b)
           (b)..........................................     8.05;
                                                             12.02
           (c)..........................................     8.01(a)
           (d)..........................................     8.01(c)
           (e)..........................................     7.11
Section 316(a)(last sentence)...........................     2.09
           (a)(1)(A)....................................     7.05
           (a)(1)(B)....................................     7.04
           (a)(2).......................................     N.A.
           (b)..........................................     7.07

                                 i


  TIA                                                     Indenture
Section                                                    Section
-------                                                   ---------
Section 317(a)(1).......................................     7.08
           (a)(2).......................................     7.09
           (b)..........................................     2.04
Section 318(a)..........................................     12.01


N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                    HEADING                                PAGE
                                    -------                                ----
                                 ARTICLE ONE

                   Definition And Incorporation By Reference

Section 1.01    Definitions..............................................    1
Section 1.02    Incorporation by Reference of Trust Indenture Act........    7
Section 1.03    Rules of Construction....................................    8

                                 ARTICLE TWO

                                The Securities

Section 2.01    Form and Dating..........................................    9
Section 2.02    Execution and Authentication; Denominations..............    9
Section 2.03    Registrar and Paying Agent...............................   10
Section 2.04    Paying Agent to Hold Money in Trust......................   11
Section 2.05    Securityholder Lists.....................................   11
Section 2.06    Transfer and Exchange....................................   11
Section 2.07    Replacement Securities...................................   12
Section 2.08    Outstanding Securities...................................   12
Section 2.09    Treasury Securities......................................   13
Section 2.10    Temporary Securities.....................................   13
Section 2.11    Cancellation.............................................   13
Section 2.12    Defaulted Interest.......................................   13

                                 ARTICLE THREE

                                  Redemption

Section 3.01    Notices to Trustee.......................................   14
Section 3.02    Selection of Securities to be Redeemed...................   14
Section 3.03    Notice of Redemption.....................................   15
Section 3.04    Effect of Notice of Redemption...........................   16
Section 3.05    Deposit of Redemption Price..............................   16
Section 3.06    Securities Redeemed in Part..............................   16
Section 3.07    Accelerated Redemption Provision.........................   16

                                      iii

                                    HEADING                                PAGE
                                    -------                                ----
                                 ARTICLE FOUR

                                 Subordination

Section 4.01    Securities Subordinated to Senior Indebtedness...........   18
Section 4.02    No Payment on Securities in Certain Circumstances........   19
Section 4.03    Securities Subordinated to Prior Payment of All Senior
                  Indebtedness on Dissolution, Liquidation or
                  Reorganization of Company..............................   20
Section 4.04    Securityholders to be Subrogated to Rights of Holders
                  of Senior Indebtedness.................................   22
Section 4.05    Obligations of the Company Unconditional.................   22
Section 4.06    Trustee and Paying Agent Entitled to Assume Payments
                  Not Prohibited in Absence of Notice....................   23
Section 4.07    Application by Trustee of Monies Deposited With It.......   23
Section 4.08    Subordination Rights not Impaired by Acts or Omissions
                  of Company or Holders of Senior Indebtedness...........   24
Section 4.09    Securityholders Authorize Trustee to Effectuate
                  Subordination of Securities............................   24
Section 4.10    Right of Trustee and Paying Agent to Hold Senior
                  Indebtedness...........................................   25
Section 4.11    Article Four Not to Prevent Events of Default............   25
Section 4.12    No Fiduciary Duty Created to Holders of
                  Senior Indebtedness....................................   25


                                    HEADING                                PAGE
                                    -------                                ----
                                 ARTICLE FIVE

                                  Covenants

Section 5.01    Payment of Securities....................................   26
Section 5.02    Maintenance of Office or Agency..........................   26
Section 5.03    Limitation on Dividends and Other Distributions..........   27
Section 5.04    Corporate Existence......................................   28
Section 5.05    Payment of Taxes and Other Claims........................   29
Section 5.06    Notice of Defaults.......................................   29
Section 5.07    Maintenance of Properties................................   30
Section 5.08    Liquidation..............................................   30
Section 5.09    Compliance Certificate...................................   31
Section 5.10    SEC Reports..............................................   32
Section 5.11    Waiver of Stay, Extension or Usury Laws..................   32


                                 ARTICLE SIX

                            Successor Corporation

Section 6.01    When Company May Merge, Etc..............................   33
Section 6.02    Successor Corporation Substituted........................   34


                                ARTICLE SEVEN

                            Default and Remedies

Section 7.01    Events of Default........................................   34
Section 7.02    Acceleration.............................................   37
Section 7.03    Other Remedies...........................................   38
Section 7.04    Waiver of Past Defaults..................................   38
Section 7.05    Control by Majority......................................   38
Section 7.06    Limitation on Suits......................................   39
Section 7.07    Rights of Holders to Receive Payment.....................   39
Section 7.08    Collection Suit by Trustee...............................   40


                                   HEADING                                 PAGE
                                   -------                                 ----
Section 7.09    Trustee May File Proofs of Claim.........................   40
Section 7.10    Priorities...............................................   41
Section 7.11    Undertaking for Costs....................................   41


                                ARTICLE EIGHT

                                  Trustee

Section 8.01    Duties of Trustee........................................   42
Section 8.02    Rights of Trustee........................................   43
Section 8.03    Individual Rights of Trustee.............................   44
Section 8.04    Trustee's Disclaimer.....................................   44
Section 8.05    Notice of Defaults.......................................   44
Section 8.06    Reports by Trustee to Holders............................   45
Section 8.07    Compensation and Indemnity...............................   45
Section 8.08    Replacement of Trustee...................................   46
Section 8.09    Successor Trustee by Merger, Etc.........................   47
Section 8.10    Eligibility; Disqualification............................   47
Section 8.11    Preferential Collection of Claims Against Company........   48


                                 ARTICLE NINE

                   Satisfaction and Discharge of Indenture

Section 9.01    Satisfaction, Discharge of the Indenture and
                  Defeasance of the Securities...........................   48
Section 9.02    Termination of Company's Obligations Upon Cancellation
                  of the Securities......................................   50
Section 9.03    Survival of Certain Obligations..........................   51
Section 9.04    Acknowledgement of Discharge by Trustee..................   52
Section 9.05    Application of Trust Money...............................   52
Section 9.06    Repayment to the Company.................................   52
Section 9.07    Reinstatement............................................   53


                                   HEADING                                 PAGE
                                   -------                                 ----

                                 ARTICLE TEN

                      Amendments, Supplements and Waivers

Section 10.01   Without Consent of Holders...............................   53
Section 10.02   With Consent of Holders..................................   54
Section 10.03   Compliance with Trust Indenture Act......................   55
Section 10.04   Revocation and Effect of Consents........................   55
Section 10.05   Notation on Exchange of Securities.......................   56
Section 10.06   Trustee to Sign Amendments, Etc..........................   56


                                ARTICLE ELEVEN

                         Meetings of Securityholders

Section 11.01   Purposes for which Meetings May Be Called................   57
Section 11.02   Manner of Calling Meetings...............................   57
Section 11.03   Call of Meetings By Company or Holders...................   58
Section 11.04   Who May Attend and Vote at Meetings......................   59
Section 11.05   Regulations May be Made by Trustee; Conduct of the
                  Meeting; Voting Rights; Adjournment....................   59
Section 11.06   Voting at the Meeting and Record to be Kept..............   60
Section 11.07   Exercise of Rights of Trustee or Securityholders
                  May Not be Hindered or Delayed by Call of Meeting......   61


                                   HEADING                                 PAGE
                                   -------                                 ----

                                ARTICLE TWELVE

                                Miscellaneous

Section 12.01   Trust Indenture Act Controls.............................   61
Section 12.02   Notices..................................................   61
Section 12.03   Communications by Holders with Other Holders.............   61
Section 12.04   Certificate and Opinion as to Conditions Precedent.......   62
Section 12.05   Statements Required in Certificate or Opinion............   63
Section 12.06   Rules by Trustee, Paying Agent, Registrar................   63
Section 12.07   Legal Holidays...........................................   64
Section 12.08   Governing Law............................................   64
Section 12.09   No Adverse Interpretation of Other Agreements............   64
Section 12.10   No Recourse Against Others...............................   64
Section 12.11   Successors...............................................   64
Section 12.12   Duplicate Originals......................................   65
Section 12.13   Separability.............................................   65

Signatures...............................................................   65

Exhibit A -- Form of Debenture...........................................   A-1


--------------
Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE dated as of                , 1990, between ZENITH
NATIONAL INSURANCE CORP., a Delaware corporation (the "Company"), and [
         ], a [              ], as Trustee (the "Trustee").

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's Subordinated Debentures due September __, 2000 (the "Securities"):


                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.  DEFINITIONS.

          "Agent" means any Registrar, Paying Agent or co-Registrar.

          "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Bankruptcy Law" shall have the meaning provided in SECTION 7.01.

          "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

          "Board Resolution" means a resolution of the Board of Directors, certified by the Secretary or an Assistant Secretary of the Company.

          "Business Day" means a day that is not a Legal Holiday.

          "Capitalized Lease Obligation" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes, in accordance with generally accepted accounting principles and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with such generally accepted accounting principles.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock.

          "Common Stock" means the common stock, par value $1.00 per share, of the Company, as presently designated, or shares of any class or classes of Capital Stock resulting from any reclassification or reclassifications of such common stock.

          "Common Stockholders" means holders of Common Stock.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.

          "Consolidated Net Income," for any period, means the aggregate of the Net Income of the Company and its Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles consistently applied; provided, however, that (i) the Net Income of any person which is not a Subsidiary in which the Company or any Subsidiary has an interest shall be included only to the extent of the amount of cash dividends or cash distributions paid to the Company or a Subsidiary, (ii) the Net Income of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the Net Income of any Subsidiary which is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions to the Company shall be excluded to the extent of such restrictions and (iv) all gains (but not losses) of the Company or a Subsidiary realized (a) upon the sale or other disposition (including, without limitation, sale and leaseback transactions) of property or assets (other than securities which are not Capital Stock of the Company or any Subsidiary) which are not sold or otherwise disposed of in the ordinary course of business or
(b) upon the sale or other disposition of any Capital Stock of the Company or any Subsidiary shall be excluded.

          "Custodian" shall have the meaning provided in SECTION 7.01.

          "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

          "Disqualified Stock" means any Capital Stock which, by its terms, is required to be redeemed, in whole or in part, by the Company or any of its Subsidiaries prior to the maturity date of the Securities.

          "Event of Default" shall have the meaning provided in SECTION 7.01.

          "Exchange Date" means September 1, 1990.

          "Holder" or "Securityholder" means the person, in whose name a Security is registered on the Registrar's books.

          "Indebtedness" of any person means (i) any liability of such person, contingent or otherwise, (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (b) evidenced by a note, debenture or similar instrument or letter of credit (including a purchase money obligation) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities, or (c) for the payment of money relating to a Capitalized Lease Obligation; (ii) any liability of others described in the preceding clause (i) which the person has guaranteed or which is otherwise its legal liability; and (iii) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses (i) and (ii) above.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Intangible Assets" of any person means the amount (to the extent reflected in determining the consolidated equity of the common stockholders of such person and-its subsidiaries) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to June 30, 1990 in the book value of any asset owned by such person or a consolidated subsidiary of such person, (ii) all investments in unconsolidated subsidiaries and in persons which are not subsidiaries, and
(iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, organization or developmental expenses and other intangible items, including trademarks, patents, service marks, trade names, copyrights, licenses and other similar agreements, all of the foregoing as determined in accordance with generally accepted accounting principles.

          "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

          "Legal Holiday" shall have the meaning provided in SECTION 12.07.

          "Lien" means any mortgage, lien, pledge, charge, or other security interest or encumbrance of any kind.

          "Net Income" of any person for any period means the net income
(loss) of such person for such period, determined in accordance with generally accepted accounting principles consistently applied.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company. See SECTIONS 12.04 AND 12.05.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See SECTIONS 12.04 and 12.05.

         "Paying Agent" shall have the meaning provided in SECTION 2.03, except that for the purposes of ARTICLES THREE and NINE the Paying Agent shall not be the Company or a Subsidiary of the Company.

         "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "Preferred Shares" means all outstanding shares of the Company's Series A Cumulative Convertible Preferred Stock, par value $1.00 per share.

         "principal" of a debt security (including the Securities) means the principal of such debt security plus, when appropriate, the premium, if any, on such debt security.

         "redemption date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

         "redemption price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.

         "Registrar" shall have the meaning provided in SECTION 2.03.

         "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

         "SEC" means the Securities and Exchange Commission.

         "Senior Indebtedness" means the principal of interest on and other amounts due on or in connection with (a) any Indebtedness of the Company (other than the Securities), whether outstanding on the date of this Indenture or hereafter created, incurred, assumed or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase or otherwise; and (b) deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, Indebtedness of the kind described in the preceding CLAUSE (a), unless, in the case of any particular Indebtedness, deferral, renewal, extension, refunding, amendment, modification or supplement, the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness, deferral, renewal, extension, refunding, amendment, modification or supplement shall not be senior in right of payment of principal of and interest on the Securities. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (a) Indebtedness of or amounts owned by the Company (except to banks and other financing institutions) for goods or materials purchased in the ordinary course of business or for services or (b) Indebtedness of the Company to a Subsidiary for money borrowed or advanced from such Subsidiary.

         "Series A Preferred" means the Company's Series A Cumulative Convertible Preferred Stock, par value $1.00 per share.

         "Series B Preferred" means the Company's series of preferred stock which shall have the rights and preferences substantially as set forth in the form of resolution of the Board of Directors annexed as Exhibit A to the resolution of the Board of Directors which sets forth the rights and preferences of the Series A Preferred.

         "Subsidiary" means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and a Subsidiary of the Company or by a Subsidiary of the Company or (ii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and a Subsidiary of the Company, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

         "Tangible Net Worth" means the consolidated equity of the Common Stockholders of the Company and its consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date on a consolidated basis in accordance with generally accepted accounting principles.

         "Ten Year Treasury Rate" means, with respect to any date, the arithmetic average (rounded to the nearest basis point) of the weekly average per annum yield to maturity values, adjusted to constant maturities of ten years, for the three calendar weeks ending on the last Friday that is more than six (6) business days prior to such date (the "Rate Determination Period") as read from the yield curves of the most actively traded marketable United States Treasury fixed interest rate securities (x) constructed daily by the United States Treasury Department
(i) as published by the Federal Reserve Board in its Statistical Release H.15
(519), "Selected Interest Rates," which weekly average yield to maturity values presently are set forth in such securities -- Treasury Constant Maturities -- ten years" or (ii) if said Statistical Release H.15 (519) is not then published or such information is not set forth therein, as published by the Federal Reserve Board in any release comparable to its Statistical Release H.15 (519), or (iii) if the Federal Reserve Board shall not be publishing a comparable release, as published in any official publication or release of any other United States Government department or agency, or (y) if the United States Treasury Department shall not then be constructing such yield curves, as constructed by the Federal Reserve Board or any other United States Government department or agency and published as set forth in (x) above. However, if the Ten Year Treasury Rate cannot be determined as provided above, then such Ten Year Treasury Rate shall mean the arithmetic average (rounded to the nearest basis point) of the per annum yields to maturity for each Business Day during the Rate Determination Period of all of the issues of actively traded marketable United States Treasury fixed interest rate securities with a maturity not less than 117 months nor more than 123 months from such Business Day (excluding all such securities which can be surrendered at the option of the holder at face value in payment of any Federal estate tax, which provide tax benefits to the holder or which were issued at substantial discount) (1) as published in THE WALL STREET JOURNAL or (2) if THE WALL STREET JOURNAL shall cease such publication, based on average asked prices (or yields) as quoted by each of the three United States government securities dealers of recognized national standing selected by the Company.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means the successor.

          "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "U.S. Government Obligations" shall have the meaning provided in
SECTION 9.01.

          SECTION 1.02  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of such TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

 SECTION 1.03.     RULES OF CONSTRUCTION

              Unless the context otherwise requires:

              (1)     a term has the meaning assigned to it.

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof, and any other reference in this Indenture to "generally accepted accounting principles" refers to generally accepted accounting principles on the date hereof.

              (3) words in the singular include the plural, and words in the plural include the singular.

              (4) provisions apply to successive events and transactions.

              (5) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                 ARTICLE TWO

                                THE SECURITIES

SECTION 2.01.     FORM AND DATING

         The Securities and the Trustee's certificate of authentication relating thereto shall be substantially in the form set forth in EXHIBIT A to the Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02.      EXECUTION AND AUTHENTICATION; DENOMINATIONS

         Two Officers shall sign the Securities for the Company by facsimile signature. The Company's seal shall be reproduced on the Securities.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $143,775,000 upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company. The order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities issued and outstanding at any time may not exceed $143,775,000 except as provided in SECTION 2.07.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

          The Securities shall be issuable only in registered form without coupons and only in denomination of $1,000 and any integral multiple thereof.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency in the state of New York where Securities may be presented for registration of transfer or for exchange ("Registrar"), and an office or agency in the state of New York where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Company initially appoints the Trustee as Registrar and Paying Agent.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

          Subject to Section 4.07, each Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall on or before each due date of principal of or interest on the Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so the Paying Agent shall have no further liability for the money.

SECTION 2.05.  SECURITYHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06.  TRANSFER AND EXCHANGE.

          When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to Section 2.10, 3.06 or 10.05).

SECTION 2.07  REPLACEMENT SECURITIES.

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company.


SECTION 2.08.     OUTSTANDING SECURITIES.

         Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

         If a Security is replaced pursuant to SECTION 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent (other than the Company or another Subsidiary) holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.     TREASURY SECURITIES.

         In determining whether the Holders of the required principal amount of securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.     TEMPORARY SECURITIES.

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.11.     CANCELLATION.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel and destroy all Securities surrendered for transfer, exchange, payment or cancellation. Subject to
SECTION 2.07, the Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

SECTION 2.12.     DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the persons who are Securityholders on a subsequent special record date, and such term, as used in this SECTION 2.12 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Securityholder a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01:  NOTICES TO TRUSTEE.

          If the Company wants to redeem Securities pursuant to PARAGRAPH 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

          If the Company is redeeming Securities pursuant to paragraph 6 of the Securities it shall notify the Trustee of the principal amount of Securities to be redeemed. If the Company wants to reduce the principal amount of Securities to be redeemed in accordance with the terms of paragraph 6 of the Securities, it shall notify the Trustee of the amount of the reduction in accordance with the terms of such paragraph 6. If the Company wants to credit against any such redemption Securities, it has not previously delivered to the Trustee for cancellation, it shall deliver the Securities with the notice.

          The Company shall give each notice provided for in this Section at least 50 days before the redemption date (unless a shorter notice shall be satisfactory to the Trustee).

SECTION 3.02.  SELECTION OF SECURITIES TO BE REDEEMED.

          If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed PRO RATA or by lot or by such other method as the Trustee shall deem to be fair and appropriate. The Trustee shall deem to be fair and appropriate. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3)  the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Trustee of the Securities; and

          (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued and unpaid interest to the redemption date.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

         On or before the redemption date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06.  SECURITIES REDEEMED IN PART.

         Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                            ARTICLE FOUR

                            SUBORDINATION

SECTION 4.01.     SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS.

         The Company, for itself and its successors, and each Holder, by his acceptance of Securities, agrees that the payment of the principal of and interest on the Securities is subordinated, to the extent and in the manner provided in this ARTICLE FOUR, to the prior payment in full of all Senior Indebtedness.

         This ARTICLE FOUR shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

SECTION 4.02.     NO PAYMENT ON SECURITIES IN CERTAIN CIRCUMSTANCES.

         (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and other amounts due in connection therewith shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made (i) on account of principal of or interest on the Securities or (ii) to acquire any of the Securities for cash or property other than Capital Stock (other than Disqualified Stock) of the Company or (iii) on account of the redemption provisions for the Securities (except mandatory redemption payments pursuant to PARAGRAPH 6 of the Securities made in Securities acquired by the Company before the maturity, by lapse of time, acceleration or otherwise, of such Senior Indebtedness).

         (b) Upon the happening of an event of default (or if an event of default would result upon any payment with respect to the Securities) with respect to any Senior Indebtedness, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof and (if the default is other than (i) default in payment of the principal of or interest on or other amounts due in connection with such Senior Indebtedness or (ii) a default for which notice is required to be sent under the terms of such Senior Indebtedness by the holders thereof or their Representative) upon written notice thereof given to the Company and the Trustee by the holders of such Senior
Indebtedness or their Representative, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of or interest on the Securities or to acquire any of the Securities or on account of the redemption provisions for the Securities (except mandatory redemption payments pursuant to PARAGRAPH 6 of the Securities made in Securities acquired by the Company before the maturity, by lapse of time, acceleration or otherwise, of such Senior Indebtedness); PROVIDED, HOWEVER, that if such default is a default other than a default referred to in CLAUSE (i) of this
SECTION 4.02 (b), nothing contained in this SECTION 4.02 (b) shall prevent the Company from making payments of interest, when due, on the Securities; and PROVIDED FURTHER, that if such default has not become the subject of pretrial proceedings within 120 days after the occurrence thereof (in the case of a default specified in CLAUSE (i) of this SECTION 4.02(b)), then the Company shall resume making any and all required payments in respect of the Securities.

               (c)  In the event that notwithstanding the provisions of this
SECTION 4.02, the Company shall make any payment to the Trustee on account of the principal of or interest on the Securities or on account of the redemption provisions (other than as permitted by SECTION 4.02(b)), after the happening of an event of default of the type specified in CLAUSE (i) or (ii) of SECTION 4.02(b) above or after receipt by the Company and the Trustee of written notice as provided in SECTION 4.02(b) above of any other event of default with respect to any Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, such payment (subject to the provisions of SECTIONS 4.06 and 4.07) shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their Representative, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. The Company shall give prompt written notice to the Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

SECTION 4.03. SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF COMPANY.

          Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

               (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full (or to have such payment duly provided for) of the principal thereof and interest due thereon and other amounts due in connection therewith before the Holders are entitled to receive any payment on account of the principal of or interest on the Securities;

               (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this ARTICLE FOUR, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness; and

               (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of principal of or interest on the Securities before all Senior Indebtedness is paid in full, or effective provision made for its payment, such payment or distribution (subject to the provisions of SECTIONS 4.06 and 4.07) shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

          The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company or any assignment for the benefit of the Company's creditors.

SECTION 4.04. SECURITYHOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

          Subject to the payment in full of all Senior Indebtedness, the Holders of Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this ARTICLE 4 which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this ARTICLE 4 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

SECTION 4.05.  OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

          Nothing contained in this ARTICLE FOUR or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this ARTICLE FOUR of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this ARTICLE FOUR, the Trustee, subject to the provisions of SECTIONS 8.01 and 8.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation, reorganization or similar proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ARTICLE FOUR.

SECTION 4.06. TRUSTEE AND PAYING AGENT ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

          The Trustee and Paying Agent shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or the Paying Agent or the taking of any other action under this ARTICLE FOUR by the Trustee unless and until the Trustee or the Paying Agent shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any Representative therefor and, prior to the receipt of any such written notice, the Trustee and Paying Agent, subject to the provisions of SECTIONS 8.01 and 8.02, shall be entitled in all respects conclusively to assume that no such facts exist.

SECTION 4.07.  APPLICATION BY TRUSTEE OF MONIES DEPOSITED WITH IT.

          Money or securities deposited in trust with the Trustee pursuant to and in accordance with SECTION 9.01 shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this ARTICLE 4. Otherwise, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Securities shall be subject to the provisions of SECTIONS 4.01, 4.02,
4.03 and 4.04 except that, if two Business Days prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or the interest on any Security), the Trustee or such paying agent shall not have received with respect to such monies the notice provided for in SECTION 4.06, then the Trustee or such Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it during or after such two Business Days. This Section shall be construed solely for the benefit of the Trustee and Paying Agent and nothing herein shall be construed to relieve any Holders from the duties imposed upon them under
SECTION 4.03(c) with respect to monies received in violation of the provisions of this ARTICLE FOUR.

SECTION 4.08. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness.

          No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to the Indenture or the Holders. No provision in any supplemental indenture which affects the superior position of the holders of the Senior Indebtedness shall be effective against the holders of the Senior Indebtedness who have not consented thereto.

SECTION 4.09. SECURITYHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF SECURITIES.

          Each Holder by his acceptance of Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this ARTICLE FOUR and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and causing said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders.

SECTION 4.10.  RIGHT OF TRUSTEE AND PAYING AGENT TO HOLD SENIOR INDEBTEDNESS.

          The Trustee and the Paying Agent, in their individual capacities, shall be entitled to all of the rights set forth in this ARTICLE FOUR in respect of any Senior Indebtedness at any time held by either of them to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee or the Paying Agent of any of its rights as such holder.

SECTION 4.11.  ARTICLE FOUR NOT TO PREVENT EVENTS OF DEFAULT.

          The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this ARTICLE FOUR shall not be construed as preventing the occurrence of an Event of Default under SECTION 7.01.

SECTION 4.12.  NO FIDUCIARY DUTY CREATED TO HOLDERS OF SENIOR INDEBTEDNESS.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by virtue of the provisions of this ARTICLE FOUR.



                                  ARTICLE FIVE

                                   COVENANTS


SECTION 5.01.  PAYMENT OF PRINCIPAL OF AND INTEREST ON THE SECURITIES.

          The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities at the rate of interest determined pursuant to the formula set forth below. The Securities shall bear interest until they are paid at a rate per annum equal to the greater of (i) 325 basis points over the Ten Year Treasury Rate as calculated for September 1, 1990 or (ii) 132.5% of the Ten Year Treasury Rate as calculated for September 1, 1990 (the "Interest Rate"). As soon as practicable prior to the Exchange Date, the Company shall notify the Trustee in writing of the Interest Rate so calculated and provide such calculation to the Trustee. The Trustee shall confirm the mathematical accuracy of the Company's calculation of such rate (and, if it cannot confirm such mathematical accuracy, shall confer with the Company and, if necessary, correct such calculation). An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment; PROVIDED, HOWEVER, that money held by the Trustee for the benefit of holders of Senior Indebtedness pursuant to the provisions of ARTICLE FOUR hereof shall not be considered paid within the meaning of this SECTION 5.01.

          The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate, to the extent lawful.

SECTION 5.02.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in SECTION 12.02.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the agency of the Trustee in the Borough of Manhattan, the City of New York, as an agency of the Company in accordance with SECTION 2.03.

SECTION 5.03.  LIMITATION ON DIVIDENDS AND OTHER DISTRIBUTIONS.

          The Company shall not declare or pay any dividend on, or make any distribution to the holders of, any shares of its Capital Stock (except Series A Preferred and Series B Preferred), other than dividends or distributions payable in its Capital Stock (other than Disqualified Stock) and neither the Company nor any subsidiary of the Company will purchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of the Company if, at the time of such declaration, payment, distribution, purchase, redemption, other acquisition or retirement, a Default shall have occurred and be continuing, or if, at the time of such declaration, payment, distribution, purchase, redemption, other acquisition or retirement, and after giving effect thereto and to any dividends declared or paid on, or any distributions to the holders of, any shares of Series A Preferred and Series B Preferred, the aggregate amount expended for all such purposes (the amount expended for such purposes, if other than cash, to be determined in good faith by the Board of Directors as evidenced by a Board Resolution) subsequent to June 30, 1990 shall exceed the sum of (a) 75% of the aggregate Consolidated Net Income earned subsequent to June 30, 1990 (or, in case such aggregate shall be a deficit, minus such deficit), and (b) the aggregate net proceeds, including cash and the fair market value of property other than cash (as determined in good faith by the Board of Directors as evidenced by a Board Resolution), received by the Company from the issue or sale, to any person other than a Subsidiary, subsequent to the date of the indenture, of Capital Stock of the Company (other than (i) any Disqualified Stock or (ii) Capital Stock of the Company issued upon conversion of or in exchange for any securities of the Company), and (c) the aggregate net proceeds received by the Company from the issue or sale to any person other than a Subsidiary of the Company, subsequent to the date of the Indenture, of any debt securities evidencing Indebtedness of the Company or a Subsidiary or of any Disqualified Stock, if, and at the time that, such debt or Disqualified Stock, as the case may be, thereafter are converted into or exchanged for Capital Stock of the Company (other than any Disqualified
Stock), and (d) an amount equal to 10% of the Tangible Net Worth at June 30, 1990.

          For purposes of this SECTION 5.03, (i) the net proceeds from the issuance of debt securities which are subsequently converted into or exchanged for Capital Stock (other than Disqualified Stock) shall be deemed to be the net book value of such debt securities at the date of conversion (plus the additional amount required to be paid upon such conversion or exchange, if any), and (ii) the net proceeds from the issuance of any debt securities or Disqualified Stock which are subsequently converted into or exchanged for Capital Stock (other than Disqualified Preferred) shall be reduced by the amount of any cash payment on account of fractional shares. For pur-poses of this paragraph, the "net book value" of a security shall be the amount received by the Company on the issuance of such security, as adjusted on the books of the Company to the date of conversion or exchange. The foregoing shall not be interpreted to limit the authority of the Board of Directors, as set forth above, to determine the value of other securities of the Company or other property received as net proceeds; PROVIDED, HOWEVER, that the value of the other property shall not exceed the net book value of such property.

          The provisions of this SECTION 5.03 shall not prevent (a) the payment of any dividend within sixty days after the date of declaration thereof, if at said date of declaration such payment complied with the provisions of this SECTION 5.03; or (b) the retirement of any shares of the Company's Capital Stock in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of its Capital Stock (other than any Disqualified Stock), and neither such retirement nor the proceeds of any such sale or exchange shall be included in any computation made under this SECTION 5.03.

SECTION 5.04.  MAINTENANCE OF NET WORTH.

          The Company will not permit its Tangible Net Worth at the end of each of any two consecutive fiscal quarters to be less than sixty percent
(60%) of the Company's Tangible Net Worth as of June 30, 1990 (the "Minimum
Net Worth"). If the Company's Tangible Net Worth at the end of each of any two consecutive fiscal quarters (the last day of the first of such fiscal quarters being referred to herein as the "Deficiency Date") is less than the Minimum Net Worth, the Company shall redeem, on the last day of the second fiscal quarter next following such Deficiency Date (the "Advanced Payment Date"), ten percent (10%) of the aggregate principal amount of the Securities (or, if such amount shall not be outstanding on such Advanced Payment Date, then all Securities then outstanding) at a redemption price equal to 100% of the principal amount of such Securities, plus accrued interest to the Advanced Payment Date. In accordance with Paragraph 6 of the Securities, the Company may credit against its obligation to redeem Securities hereunder the principal amount of Securities acquired by the Company through purchase, redemption or exchange (other-wise than by redemption through operation of the sinking fund pursuant to Paragraph 6 of the Securities) subsequent to the Deficiency Date and surrendered for cancellation. In no event shall the failure to meet the Minimum Net Worth stated above at the end of the fiscal quarter be counted toward more than one advanced redemption of the Securities. Selection of Securities for redemption pursuant to this Section of 5.04 will be made by the Trustee in accordance with
Section 3.02 hereof. Notice of redemption shall comply with Section 3.03 hereof and shall be mailed not less than 30 days nor more than 60 days prior to the Advanced Payment Date to the Holders of the Securities to be redeemed, at their last registered address.

SECTION 5.05. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company will not, and will not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any Subsidiary, (ii) make loans or advances to the Company or any Subsidiary or (iii) transfer any of its property or assets to the Company or any Subsidiary, except any such restrictions existing under the Securities or existing under the California Insurance Code and any rules and regulations thereunder.

SECTION 5.06.  CORPORATE EXISTENCE.

          Subject to ARTICLE SIX, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Sub-subsidiaries taken as a whole and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 5.07.  PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and provided further that the Company shall not be required to cause to be paid or discharged any such tax, assessment, charge or claim if the Board of Directors, or the board of directors or managing partners of the Subsidiary concerned, shall determine that such payment is not advantageous to the conduct of the business of the Company or any Subsidiary and that the failure to pay or discharge is not disadvantageous in any material respect to the Holder.

SECTION 5.08.  NOTICE OF DEFAULTS.

          In the events that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or the lapse of time, or both, shall constitute such default) under such Indebtedness, the Company will promptly give written notice to the Trustee of such declaration.

SECTION 5.09.  MAINTENANCE OF PROPERTIES.

          The Company will cause cause all properties owned by or leased to it or any Subsidiary and used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this SECTION 5.09 shall prevent the Company or any Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors, board of trustees or managing partners of the Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) desirable in the conduct of the business of the Company or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Subsidiary, and if such discontinuance or disposal is not disadvantageous in any material respect to the Holders.

SECTION 5.10.  LIQUIDATION.

          The Board of Directors or the stockholders of the Company may not adopt a plan of liquidation which provides for, contemplates or the effectuation of which is preceded by (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (ARTICLE SIX of this Indenture being the Article which governs any such sale, lease, conveyance or other disposition substantially as an entirety) and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of Capital Stock of the Company, unless the Company, prior to making any liquidating distribution pursuant to such plan, makes provision for the satisfaction of the Company's obligations hereunder and under the Securities as to the paye payment of principal and interest. The Company shall be deemed to make provision for such payments only if (a) the Company delivers in trust to the Trustee or Paying Agent (other than the Company) money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are suffi cient without consideration of any reinvestment of such interest to pay, when due, the principal of and interest on the Securities or (b) there is an express assumption of the due and punctual payment of the Company's obligations hereunder and under the Securities and the performance and observance of all convenants and conditions to be performed by the Company hereunder, by the execution and delivery of supplemental indenture in form satisfactory to the Trustee by a person which acquires or will acquire (otherwise than pursuant to a lease) a portion of the assets of the Company, and which person will have assets (immediately after the acquisition) and aggregate earnings (for such person's four full fiscal quarters immediately preceding the acquisition) equal to not less than the assets of the Company (immediately preceding the acquisition), and the aggregate earnings of the Company (for its four full fiscal quarters immediately preceding such acquisition), respectively, and which is organized and existing under the laws of the United States, any State thereof or the District of Columbia; provided, however, that the Company shall not make any liquidating distribution until after the Company shall have certified to the Trustee with an Officers' Certificate at least five days prior to the making of any liquidating distribution that it has complied with the provisions of this
SECTION 5.10.

SECTION 5.11   COMPLIANCE CERTIFICATE.

          The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any default or Event of Default by the Company that occurred during such fiscal year. If they do know of such a default or Event of Default, the certificate shall describe the default and its status. The first certificate to be delivered by the Company pursuant to this SECTION 5.11 shall be for the fiscal year ending December 31, 1990.

SECTION 5.12   SEC REPORTS.

          (a) The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended. The Company also shall comply with the other provisions of TIA Section 314(a).

          (b) So long as the Securities remain outstanding, the Company shall cause its annual and quarterly reports to stockholders and any quarterly or other financial reports furnished by it to stockholders, containing such financial statements and other information concerning the business and affairs of the Company as would be required to be included in annual and quarterly reports required to be filed with the SEC by an issuer of a security registered with the SEC pursuant to Section 12 of the Exchange Act, to be mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar and will cause to be disclosed in a statement accompanying such annual report as of the date of the most recent financial statements in each such report the amount available for payments pursuant to SECTION 5.03 hereof.

SECTION 5.13  WAIVER OF STAY, EXTENSION OR USURY LAWS.

          The Company covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE SIX

                            SUCCESSOR CORPORATION

SECTION 6.01  WHEN COMPANY MAY MERGE, ETC.

          The Company shall not consolidate with or merge with or into any other corporation or transfer all or substantially all of its properties and assets as an entirety to any person, unless:

          (1) either the Company shall be the continuing person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company as an entirety are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (2) the person formed by such consolidation or surviving such merger or to which the properties and assets of the Company as an entirety are transferred shall have a Tangible Net Worth (immediately after such transaction), at least equal to that of the Company (immediately preceding such transaction);

          (3) immediately before and immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing; and

          (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this ARTICLE SIX and that all conditions precedent herein provided relating to such transaction have been complied with.

          Notwithstanding the foregoing, any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Subsidiary or Subsidiaries.

SECTION 6.02  SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with SECTION 6.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.


                                 ARTICLE SEVEN

                              DEFAULT AND REMEDIES

SECTION 7.01  EVENTS OF DEFAULT.

          An "Event of Default" occurs if:

          (1) the Company defaults in the payment of interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days;

          (2) the Company defaults in the payment of the principal of any Securities when the same becomes due and payable at maturity, upon redemption or otherwise;

          (3)  the Company fails to comply with its agreement contained in
     Section 5.04 hereof and fails to make the required payment on the Advanced Payment Date as provided in such Section 5.04.

          (4) the Company fails to comply with any of its other agreements contained in the Securities or this Indenture and the default continues for the period and after the notice specified below;

          (5) there shall be a default under any bond, debenture, note or other evidence of Indebtedness or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Subsidiary or under any guarantee of payment by the Company or any Subsidiary of Indebtedness, whether such Indebtedness or guarantee now exists or shall hereafter be created, and which default relates to (i) the obligation to pay the principal of or interest on any such Indebtedness or guarantee or (ii) an obligation other than the obligation to pay the principal of or interest on any such Indebtedness and the effect of such default is to cause, or to permit the holder or holders or such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; provided, however, that no default under this CLAUSE (5) shall exist if all such defaults do not relate to such Indebtedness or such guarantees with an aggregate principal amount of at least $500,000;

          (6) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) becomes insolvent, (B) fails generally to pay its debts as they become due, (C) admits in writing its inability to pay its debts generally as they become due, (D) commences a voluntary case or proceeding, (E) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding, (F) consents to the appointment of a Custodian of it or for all or substantially all of its property, (G) consents to the institution of bankruptcy or insolvency against it, (H) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of the Company or any Subsidiary or for any substantial part of its property,

     (I) makes a general assignment for the benefit of its creditors, or (J) takes any corporate action in furtherance of any of the foregoing;

          (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any Bankruptcy Law which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Subsidiary, (B) appoint a Custodian of the Company or any Subsidiary or for any substantial part of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced, against the Company or any Subsidiary and such petition, application or proceeding is not dismissed within 60 days; or any warrant of attachment is issued against any substantial portion of the property of the Company or any Subsidiary which is not released within 60 days of service; or

          (8) final judgments for the payment of money which in the aggregate exceed $500,000 shall be rendered against the Company or any Subsidiary by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final and nonappealable.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          A Default under clause (4) (other than Defaults under SECTION 5.03 or SECTION 5.10, which Defaults shall be Events of Default without the notice or passage of time specified in this paragraph) is not an Event of Default until the Trustee notifies the Company, or the

Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee, of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." When a Default is cured, it ceases.

          Subject to the provisions of SECTION 8.01 and 8.02, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the corporate trust office of the Trustee by the Company, the Paying Agent, any Holder or an agent of any Holder. Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Securities then outstanding.

SECTION 7.02  ACCELERATION.

          If an Event of Default (other than an Event of Default specified in SECTION 7.01(6) or (7)) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare all unpaid principal and accrued interest to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable and, upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in SECTION 7.01(6) or (7) occurs, all unpaid principal and accrued interest on the Securities then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. Upon payment of such principal amount and interest all of the Company's obligations under the Securities and this Indenture, other than obligations under SECTION 8.07, shall terminate. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on over-due installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iv) all payments due to the Trustee and any predecessor Trustee under SECTION 8.07 have been made.

SECTION 7.03  OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 7.04  WAIVER OF PAST DEFAULTS.

          Subject to SECTIONS 7.07 and 10.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal or interest on any Security as specified in CLAUSES (1) and (2) of SECTION 7.01. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 7.05  CONTROL BY MAJORITY.

          The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, subject to Section 8.01, the

Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 7.06.  LIMITATION ON SUITS.

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 7.07   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 7.08.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default in payment of interest or principal specified in SECTION 7.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 7.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under SECTION
7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the

Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 7.10.  PRIORITIES.

          Subject to the provisions of ARTICLE FOUR, if the Trustee collects any money pursuant to this ARTICLE SEVEN, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under SECTION 8.07;

          Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Third: to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this SECTION 7.10.

SECTION 7.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This SECTION 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to SECTION 7.07, or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

                                ARTICLE EIGHT

                                   TRUSTEE


          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 8.01.  DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture which are adverse to the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions, which by any provision of this Indenture are specifically required to be furnished to the Trustee, to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of PARAGRAPH (b) of this SECTION 8.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 7.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to PARAGRAPHS (a), (b), (c) and (d) of this
     SECTION 8.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 8.02.  RIGHTS OF TRUSTEE.

          Subject to SECTION 8.01:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
     SECTION 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within is rights or powers.

          (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 8.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with SECTIONS 8.10 and 8.11.

SECTION 8.04   TRUSTEE'S DISCLAIMER.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 8.05.  NOTICE OF DEFAULTS.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or an Event of Default in payment of principal or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 8.06.  REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

         A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

         The Company shall notify the Trustee if the Securities become listed on any stock exchange.

SECTION 8.07.  COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, out-of-pocket expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and out-of-pocket expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent.
The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

         To secure the Company's payment obligations in this SECTION 8.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in SECTION 7.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 8.08.  REPLACEMENT OF TRUSTEE.

         The Trustee may resign by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

         (1) the Trustee fails to comply with SECTION 8.10;

         (2) the Trustee is adjudged a bankrupt or an insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in SECTION 8.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding
Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with SECTION 8.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this SECTION 8.08, the Company's obligations under SECTION 8.07 shall continue for the benefit of the retiring Trustee.

SECTION 8.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

SECTION 8.10.  ELIGIBILITY; DISQUALIFICATION.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 8.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                 ARTICLE NINE

                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 9.01. SATISFACTION, DISCHARGE OF THE INDENTURE AND DEFEASANCE OF THE SECURITIES.

         The Company shall be deemed to have paid and discharged the entire indebtedness on the Securities and the provisions of this Indenture (subject to Section 9.03), if:

         (1) The Company irrevocably deposits in trust with the Trustee, pursuant to an irrevocable trust agreement in form and substance reasonably satisfactory to the Trustee, money or direct noncallable obligations of the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered in form and substance reasonably satisfactory to the Trustee, to (i) pay principal of (and premium, if any) and interest on the outstanding Securities and
     (ii) make the mandatory sinking fund payments required by PARAGRAPH 6(a) of the Securi-ties on the day on which any such payments are due and payable in accordance with the terms of the Indenture and of the Securities;

          (2) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

          (3) No Default or Event of Default shall have occurred or be continuing on the date of such deposit or shall occur on or before the 91st day after the date of such deposit;

          (4) Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other instrument to which the Company is a party or by which it or its property is bound;

          (5) The Company has delivered to the Trustee an opinion of counsel satisfactory to the Trustee to the effect that Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated by this
     SECTION 9.01 and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (6) The Holders shall have a perfected security interest under applicable state law in the money or U.S. Government Obligations deposited pursuant to SECTION 9.01(1) above; and

          (7) The Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this SECTION 9.01 have been complied with.

          In the event all or any portion of the Securities are to be redeemed, whether pursuant to mandatory sinking fund or optional redemption provisions, through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

SECTION 9.02 TERMINATION OF THE COMPANY'S OBLIGATIONS UPON CANCELLATION OF THE SECURITIES.

          In addition to its rights under SECTION 9.01, the Company may terminate all of its obligations under this Indenture when:

          (1)  either

               (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in SECTION
          2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation

                    (i)  have become due and payable, or

                   (ii) will become due and payable at their stated maturity within one year, or

                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for that purpose an amount of money sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under SECTION 8.07 and, if money shall have been deposited with the Trustee pursuant to SUBCLAUSE (B) of CLAUSE (1) of this Section, the obligations of the Trustee under SECTION 9.04 shall survive.

SECTION 9.03  SURVIVAL OF CERTAIN OBLIGATIONS.

          Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in SECTION 9.01, the respective obligations of the Company and the Trustee under SECTIONS 2.03, 2.04, 2.05, 2.06, 2.07, 5.01, 5.02, 8.07, 8.08, 9.05, 9.06 and 9.07 shall survive until the Securities are no longer outstanding. Thereafter the obligations of the Company and the Trustee under SECTIONS 8.07, 9.05, 9.06 and 9.07 shall survive.

SECTION 9.04  ACKNOWLEDGEMENT OF DISCHARGE BY TRUSTEE.

          After (i) the conditions of either SECTION 9.01 or 9.02, and, if applicable SECTION 9.03, have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in CLAUSE (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the

Company's obligations under this Indenture except for those surviving obligations specified in SECTION 9.03.

SECTION 9.05.  APPLICATION OF TRUST MONEY.

         The Trustee shall hold any money or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to SECTION
9.01. It shall apply the cash flow from the deposited money or U.S. Government Obligations through the Paying Agent (other than the Company) in accordance with this Indenture and the terms of the irrevocable trust agreement, to the payment of principal of (and premium, if any) and interest on the Securities. The money or U.S. Government Obligations so held in trust shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

SECTION 9.06.  REPAYMENT TO THE COMPANY.

         Upon termination of the trust established pursuant to SECTION 9.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by them.

         The Trustee and the Paying Agent shall pay to the Company upon request, and, if applicable, in accordance with the irrevocable trust established pursuant to SECTION 9.01, any money or U.S. Government
Obligations held by them for the payment of principal (or premium, if any) or interest on the Securities that remains unclaimed for two years. After payment to the Company, Holders entitled to such payment of principal or interest must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another person.

SECTION 9.07.  REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with SECTION 9.01 or 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
SECTION 9.01 or 9.02 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Governmental Obligations in accordance with SECTION 9.01 or 9.02; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                ARTICLE TEN

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.  WITHOUT CONSENT OF HOLDERS.

         The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

         (1)  to cure any ambiguity, defect or inconsistency;

         (2)  to comply with ARTICLE SIX;

         (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

         (4) to make any change that does not adversely affect the rights of any Securityholders; or

         (5) to make any changes necessary to comply with any amendment to the provisions of the TIA.

SECTION 10.02.  WITH CONSENT OF HOLDERS.

         Subject to SECTION 7.07, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to SECTION 7.07, the Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to SECTION 7.04, may not:

         (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

         (2) reduce the rate or extend the time for payment of interest on any Security;

         (3) reduce the principal of or extend the fixed maturity of any Security or alter the redemption provisions with respect thereto;

         (4) waive a default in the payment of the principal of, interest on, or redemption payment with respect to, any Security;

         (5) modify the provisions of ARTICLE FOUR in a manner adverse to the Holders or in a manner which will cause any Security to be senior to any other Security in right of payment;

         (6) make any changes in SECTION 7.04, 7.07 or the THIRD SENTENCE of this SECTION 10.02; or

         (7) make any Security payable in money other than that stated in the Security.

          An amendment under this SECTION 10.02 may not make any change that adversely affects the rights under ARTICLE FOUR of any holder of an issue of Senior Indebtedness unless the holders of the issue pursuant to its terms consent to such change.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.03  COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04  REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the holders of the requisite principal amount of Securities have consented to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every such Securityholder, unless it makes a change described in any of CLAUSES (1) through (7) of SECTION 10.02. In that case, the amendment, supplement or waiver shall bind each Holder of a security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 10.05  NOTATION ON EXCHANGE OF SECURITIES.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 10.06  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this ARTICLE TEN is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                                 ARTICLE ELEVEN

                           MEETINGS OF SECURITYHOLDERS

SECTION 11.01  PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

          A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this ARTICLE ELEVEN for any of the following purposes:

          (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of ARTICLE SEVEN;

          (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of ARTICLE EIGHT;

          (c) to consent to an amendment, supplement or waiver pursuant to the provisions of SECTION 10.02; or

          (d) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

SECTION 11.02.  MANNER OF CALLING MEETINGS.

          The Trustee may at any time call a meeting of Securityholders to take any action specified in SECTION 11.01, to be held at such time and at such place in the City of New York, State of New York, or as the Trustee shall determine. Notice of every meeting of Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company, and to the Holders of the Securities at their last addresses as they shall appear on the registration books of the Registrar, not less than ten nor more than 60 days prior to the date fixed for the meeting.

          Any meeting of Securityholders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

SECTION 11.03.  CALL OF MEETINGS BY COMPANY OR HOLDERS.

          In case at any time the Company, pursuant to resolution of its Board of Directors, or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding shall have requested the Trustee to call a meeting of Securityholders to take any action specified in
SECTION 11.01., by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Securities in the amount above specified may determine the time and place in the City of New York, State of New York, or in the City of Los Angeles, State of California, for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in SECTION 11.02, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any day of the week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in the City of New York, State of New York, and in the City of Los Angeles, State of California, the first such publication to be not less then ten nor more than 60 days prior to the date fixed for the meeting.

SECTION 11.04.  WHO MAY ATTEND AND VOTE AT MEETINGS.

          To be entitled to vote at any meeting of Securityholders, a person shall (a) be a registered Holder of one or more Securities, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 11.05. REGULATIONS MAY BE MADE BY TRUSTEE; CONDUCT OF THE MEETING; VOTING RIGHTS; ADJOURNMENT.

          Notwithstanding any other provision of this Indenture, the Trustee may take such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in SECTION 11.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

          At any meeting such Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.
The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. At any meeting of Securityholders, the presence of persons holding or representing any number of Securities shall be sufficient for a quorum. Any meeting of Securityholders duly called pursuant to the provisions of SECTION
11.02 or SECTION 11.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

SECTION 11.06.  VOTING AT THE MEETING AND RECORD TO BE KEPT.

          The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in SECTION 11.02 or published as provided in SECTION 11.03. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 11.07. EXERCISE OF RIGHTS OF TRUSTEE OR SECURITYHOLDERS MAY NOT BE HINDERED OR DELAYED BY CALL OF MEETING.

          Nothing in this ARTICLE ELEVEN contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.

                                 ARTICLE TWELVE

                                 MISCELLANEOUS

SECTION 12.01.  TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

SECTION 12.02.  NOTICES.

          Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail postage prepaid, addressed as follows:

          if to the Company:

               Zenith National Insurance Corp.
               15760 Ventura Boulevard
               Encino, California 91436

          if to the Trustee:



               Attention:
                         ------------------------------

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to him at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 12.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) A brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.06.  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar each may make reasonable rules for its functions.

SECTION 12.07.  LEGAL HOLIDAYS

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a

Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08. GOVERNING LAW.

          The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.

SECTION 12.09. NO ADVERSE INTREPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. NO RECOURSE AGAINST OTHERS.

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

SECTION 12.11. SUCCESSORS.

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12. DUPLICATE ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13. SEPARABILITY.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first writen above.




Dated:                                      ZENITH NATIONAL INSURANCE CORP.


                                            By:
                                               --------------------------------

[SEAL]

Attest:
       --------------------------------


Dated:                                      [                   ]
                                            as Trustee

                                            By:
                                               --------------------------------

[SEAL]

Attest:
       --------------------------------

State of California
                             ss:
County of Los Angeles


          On this ____ day of [           ], 1990, before me personally came
___________________, to me known, who, being by me duly sworn, did depose and say that he resides at ____________________, California, that he is __________ of Zenith National Insurance Corp., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                            Notary Public


[Notary Seal]




State of [        ]
                             ss:
County of [         ]


          On this ____ day of [            ], 1990, before me personally came
___________________, to me known, who, being by me duly sworn, did depose and say that he resides at ____________________, California, that he is
__________ of [                ], one of the corporations described in and
which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                            Notary Public


[Notary Seal]

                                                                       EXHIBIT A

                              [FORM OF DEBENTURE]

                        ZENITH NATIONAL INSURANCE CORP..

                           [Designation of Securities]

No.                                                                $___________

          Zenith National Insurance Corp., a Delaware corporation (the "Company"), which term includes any successor corporation, for value received promises to pay to_________________________________or registerd assigns, the
principal sum of _______________________________Dollars, on [         , 2000].

          Interest Payment Dates: March 1 and September 1

          Record Dates: February 15 and August 15

          Reference is made to the further provisions of this Debenture on the reverse side, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporte seal to be affixed to, or imprinted on this Debenture.

Dated:

                                          Zenith National Insurance Corp.


                                          By_____________________________
                                                 President and Chief
                                                  Executive Officer

Attest:

               Secretary

                        Zenith National Insurance Corp.

               __% Subordinated Debentures due September__, 2000

          1. INTEREST.

          Zenith National Insurance Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above, as calculated pursuant to Section 5.01 of the Indenture ( the "Interest Rate"). The Company will pay interest semiannually on March 1 and September 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Exchange Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. METHOD OF PAYMENT.

          The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the last day of the month next preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder's registered address.

          3. PAYING AGENT AND REGISTRAR.

          Initially [                      ] (the "Trustee") will act as Paying
Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

          4. INDENTURE.

          The Company issued the Securities under an Indenture, dated as of _________________ ___, 1990 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them.

          5. OPTIONAL REDEMPTION.

          The Securities may be redeemed at the option of the Company, as a whole or from time to time in part, at any time on or after September 1, 1993 at a redemption price equal to the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period beginning September 1 of the year indicated.

          Year                     Percentage
          ----                     ----------
          1993.....................     *
          1994.....................     **
          1995 and thereafter......    100%

; in each case together with accrued interest to the Redemption Date.

          6. MANDATORY REDEMPTION (SINKING FUND).

          The Company will redeem, as a mandatory Sinking Fund payment, a principal amount of Securities, equal to fifteen percent (15%) of the principal amount of Securities issued on the Exchange Date under the Indenture, on September 1, 1996 and on each September 1 thereafter at a redemption price equal to the principal amount thereof,

---------------------------
* The percentage shall be the sum of (i) 100 plus (ii) 40% of the product of the Interest Rate (expressed as a percentage) multiplied by 100.

** The percentage shall be the sum of (i) 100 plus (ii) 20% of the product of the Interest Rate (expressed as a percentage) multiplied by 100.

together with accrued interest to the redemption date. The Company's obligation to make Sinking Fund payments pursuant hereto shall not be affected by any payments made by the Company pursuant to Section 5.04 of the Indenture, except as provided in the next succeeding paragraph. Section 5.04 provides that subject to certain qualifications, if the Company fails to maintain a Minimum Net Worth (as defined in the Indenture) for two consecutive fiscal quarters, the schedule of Sinking Fund payments will be advanced.

          The Company may reduce the principal amount of Securities to be redeemed for any mandatory Sinking Fund payment pursuant to this PARAGRAPH 6 by crediting 100% of the principal amount of any Securities that the Company has delivered to the Trustee for cancellation, other than pursuant to this PARAGRAPH 6. Notwithstanding the foregoing, Securities redeemed pursuant to
Section 5.04 of the Indenture (or credited against the Company's obligation to redeem Securities pursuant to Section 5.04) shall be credited against, and reduce the Company's obligation to make, Sinking Fund payments pursuant to this paragraph 6 in this inverse order of their maturity. The Company may so credit the same Security only once.

          7. NOTICE OF REDEMPTION.

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

          8.  DENOMINATIONS; TRANSFER; EXCHANGE.

          The Securities are in registered form without coupons in denominations of $1,000 and multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption. Also, it need not register the transfer of or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

          9.   PERSONS DEEMED OWNERS.

          The registered Holder of a Security may be treated as the owner of it for all purposes.

          10.  UNCLAIMED MONEY.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

          11.  DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

          If the Company at any time deposits with the Trustee U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities. The Company at any time may terminate its obligation to pay an installment of principal or interest if it deposits with the Trustee U.S. Government Obligations sufficient to pay the installment when due and complies with the other provisions of the Indenture relating thereto.
In such case, Holders of Securities must look to the deposited U.S. Government Obligations for payment.

          12. AMENDMENT; SUPPLEMENT; WAIVER.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide or uncertificated Securities in addition to or in place of certificated Securi-ties or make any change that does not materially adversely affect the rights of any Holder of a Security.

          13. RESTRICTIVE COVENANTS.

          The Securities are general obligations of the Company limited to $143,775,000 principal amount. The Indenture imposes certain limitations on the ability of the Company to, among other things, make payments in respect of its Capital Stock, merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of its properties or assets. The Company must annually report to the Trustee on compliance with such limitations.

          14. SUBORDINATION.

          The Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture).

          15. SUCCESSORS.

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

          16. DEFAULTS AND REMEDIES.

          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

          17. TRUSTEE DEALINGS WITH COMPANY.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates as if it were not Trustee.

          18. NO RECOURSE AGAINST OTHERS.

          No stockholder, director, officer or incorporator, as such, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          19. AUTHENTICATION.

          This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

          20. ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (= Uniform Gifts to Minors Act.)

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
Zenith National Insurance Corp., 15760 Ventura Boulevard, Encino, California 91436.

          21. CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the Subordinated Debentures due September__, 2000 described in the within-mentioned Indenture.

                                                [                     ]
                                                  as Trustee


                                                By
                                                  ----------------------------
                                                  Authorized Signature


                          ----------------------------


I or we assign and transfer this Security to

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

Please insert social security or other
    identifying number of assignee


---------------------------------------

and irrevocably appoint_______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                         Signed:
    -------------------------        -------------------------------------------

--------------------------------------------------------------------------------
          (Sign exactly as name appears on the other side of this Security)